                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Korn/Ferry International
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                    [LOGO]         KORN/FERRY INTERNATIONAL
                 -----------------------------------------------

                            1800 Century Park East
                                   Suite 900
                             Los Angeles, CA 90067

                                                            August 20, 1999

Dear Stockholders:

          We are pleased to invite you to attend the 1999 Annual Meeting of Stockholders of Korn/Ferry International to be held on Wednesday, September 22, 1999 at 10:00 a.m. at the Park Hyatt Los Angeles at Century City located at 2151 Avenue of the Stars, Los Angeles, California 90067.

          The agenda for our 1999 Annual Meeting includes three proposals, each of which is identified and described in the enclosed materials. While all of the issues to be considered are important, the proposal to change the Company's state of incorporation from California to Delaware is especially important. The Proxy Statement describes this proposed change in detail, as well as all other items to be presented at the meeting.

          We are delighted that you have chosen to invest in Korn/Ferry International and hope that, whether or not you attend the meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. Your vote is important, and voting by written proxy will ensure your representation at the 1999 Annual Meeting. You may revoke your proxy in accordance with the procedures described in the Proxy Statement at any time before it is voted.

Sincerely,


Richard M. Ferry                        Windle B. Priem
Chair of the Board                      Chief Executive Officer and President

                    [LOGO]         KORN/FERRY INTERNATIONAL
               ----------------------------------------------------

                       1800 Century Park East, Suite 900
                         Los Angeles, California 90067

                           NOTICE OF ANNUAL MEETING
                       To Be Held on September 22, 1999

Dear Stockholder:

On Wednesday, September 22, 1999, Korn/Ferry International (the "Company") will hold its 1999 Annual Meeting of Stockholders at the Park Hyatt Los Angeles at Century City located at 2151 Avenue of the Stars, Los Angeles, California 90067. The meeting will begin at 10:00 a.m.

Only stockholders who owned the Company's Common Stock at the close of business on the record date of August 2, 1999 can vote at this meeting or any adjournments that may take place. At the meeting we will:

   1. Elect twelve Directors to the Board of Directors: four Directors to serve for a three-year term, four Directors to serve for a two-year term and four Directors to serve for a one-year term;

   2. Consider a proposal to change the Company's state of incorporation from California to Delaware;

   3. Ratify the appointment of Arthur Andersen LLP as independent auditors for fiscal 2000; and

   4. Attend to other business properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of each of the three proposals outlined in the Proxy Statement accompanying this Notice.

The approximate date of mailing for the Company's 1999 Proxy Statement and proxy card(s) to all stockholders is August 20, 1999. The Company's 1999 Annual Report was mailed separately to stockholders on August ___, 1999.

A quorum comprised of the holders of a majority of the outstanding shares of Common Stock of the Company on the record date must be present or represented for the transaction of business at the meeting. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

You may revoke your proxy at any time prior to the time it is voted by (1) notifying the Corporate Secretary of the Company in writing; (2) returning a later-dated proxy card; or (3) attending the meeting and voting in person.

At the meeting we will also report on the Company's fiscal 1999 business results and other matters of interest to stockholders.

Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                         By Order of the Board of Directors,



                                         Peter L. Dunn
                                         Vice Chair, General Counsel and
                                           Corporate Secretary

August 20, 1999
Los Angeles, California

                               TABLE OF CONTENTS

                                                                                                             Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING.......................................   1
PROPOSAL NO. 1 - ELECTION OF DIRECTORS.......................................................................   5
PROPOSAL NO. 2 - REINCORPORATION IN DELAWARE.................................................................   6
PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT  OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.............  21
THE BOARD OF DIRECTORS.......................................................................................  22
Nominees for Director - Class 2000...........................................................................  22
Nominees for Director - Class 2001...........................................................................  23
Nominees for Director - Class 2002...........................................................................  24
Statement on Corporate Governance............................................................................  25
Directors' Compensation......................................................................................  26
Employment Agreements........................................................................................  27
Security Ownership of Certain Beneficial Owners and Management...............................................  30
Compensation Committee Interlocks and Insider Participation..................................................  31
EXECUTIVE COMPENSATION.......................................................................................  32
Report of the Senior Executive Compensation Committee........................................................  32
Summary Compensation Table...................................................................................  34
Option Grant Table...........................................................................................  35
Aggregated Option Exercises and Year-End Option Values.......................................................  36
Certain Relationships and Related Transactions...............................................................  36
Performance Graph............................................................................................  39
OTHER MATTERS................................................................................................  40
Section 16(a) Beneficial Ownership Reporting Compliance......................................................  40
Annual Report to Stockholders................................................................................  40
Submission of Stockholder Proposals for Consideration and Nominations of Persons for Election as
     Directors at the Annual Meeting.........................................................................  40
Stockholder Proposals for Next Year's Annual Meeting.........................................................  41

    QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING


    1.   Q:       Why am I receiving this proxy statement and the other enclosed materials?

         A: The Board of Directors (the "Board") of Korn/Ferry International (also referred to as the "Company") is providing these materials to you in connection with, and soliciting proxies for use at, the Company's 1999 Annual Meeting of Stockholders, which will take place on September 22, 1999 (the "Annual Meeting"). You are requested to vote on each of the proposals described in this proxy statement.

    2.   Q:       What information is included in this mailing?

         A: The information included in this proxy statement relates to, among other things, the proposals to be voted on at the Annual Meeting, the voting process and the Company's compensation of its directors and executive officers. The Company's 1999 Annual Report was mailed separately to stockholders on August ___, 1999.

    3.   Q:       What proposals will be voted on at the Annual Meeting?

         A:       (1)  The election of twelve directors to serve on the Board;

                  (2) The reincorporation of the Company in Delaware (the "Proposed Reincorporation"); and

                  (3) The ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 2000.

    4.   Q:       How does the Board recommend I vote on each of the proposals?

         A: The Board recommends that you vote your shares "FOR" all of its nominees to the Board and "FOR" each of the other proposals.

    5.   Q:       Who is entitled to vote at the Annual Meeting?

         A: Holders of the Company's Common Stock as of the close of business on August 2, 1999 (the "Record Date") are entitled to vote at the Annual Meeting.

    6.   Q:       How many votes are provided to each share of Common Stock?

         A: Each share of the Company's Common Stock outstanding as of the Record Date is entitled to one vote. As of the Record Date, ____________ shares of Common Stock (the Company's only voting securities) were issued and outstanding.

    7.   Q:       How do I vote?

         A: You can vote either by completing, signing and dating each proxy card you receive and returning it in the envelope provided or by attending the Annual Meeting and voting in person. Once you have submitted your proxy, you have the right to revoke your proxy at any time before it is voted by:

                  (1) Notifying the Corporate Secretary of the Company in
                      writing;

                  (2) Returning a later-dated proxy card; OR

                  (3) Attending the Annual Meeting and voting in person.

    8.   Q:       Who will count the votes?

         A: Representatives of Chase Mellon Stockholder Services L.L.C. will count the votes and act as the inspector of election at the Annual Meeting.

    9.   Q:       What does it mean if I receive more than one proxy card?

         A: If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

    10.  Q:       What shares are included on the enclosed proxy card(s)?

         A: The shares on the enclosed proxy card(s) represent all shares owned by you as of the Record Date (except for any shares that are held in the Company's 401(k) plan, which shares will be voted by the trustees of the 401(k) plan). These shares include shares (1) held directly in your name as the "stockholder of record" and (2) held for you as the "beneficial owner" through a stockbroker, bank or other nominee (except, as indicated above, those shares held by the trustees on your behalf pursuant to the Company's 401(k)
                  plan). If you do not return your proxy card(s), your shares will not be voted.

    11.  Q:       What  is  the  difference  between  holding  shares  as  a
                  "stockholder of record" and as a "beneficial owner"?

         A: "Stockholder of record": If your shares are registered directly in your name with the Company's transfer agent, Chase Mellon Stockholder Services L.L.C., you are considered, with respect to those shares, to be the stockholder of record, and these proxy materials have been sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy to the Company or to vote in person at the Annual Meeting. The Company has enclosed a proxy card for you to use.

                  "Beneficial owner": If your shares are held in a stock brokerage account (including an Individual Retirement Account) or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote (your broker or nominee has enclosed a voting instruction card for you to use) and you are invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting.

    12.  Q:       What if a beneficial owner does not provide the stockholder of record with voting instructions for a particular proposal?

         A: If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute "broker non-votes," as described below, with respect to that proposal.


    13.  Q:       What are "broker non-votes"?

         A: "Broker non-votes" are shares held by a broker or nominee with respect to which the broker or nominee does not have discretionary power to vote on a particular proposal or with respect to which instructions were never received from the beneficial owner. Shares which constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting, even though the same shares will be considered present for quorum purposes and may be entitled to vote on other proposals.

    14.  Q:       How are votes counted?

         A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For each of the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN". If you sign your proxy card or broker voting instruction card without voting "FOR," "AGAINST" or "ABSTAIN" for any of the proposals, your shares will be voted in accordance with the recommendations of the Board. With respect to Proposal No. 2, abstentions and broker non-votes will be equivalent to "AGAINST" votes. With respect to Proposal No. 3, abstentions will be equivalent to "AGAINST" votes, while broker non-votes will be disregarded and will have no effect on the approval or rejection of the proposal.

    15.  Q:       What is the voting requirement to approve each proposal?

         A: In order to conduct business at the Annual Meeting, a "quorum", as described below, must be established. In the election of directors, the Board's twelve nominees will become directors of the Company so long as they receive a plurality of "FOR" votes; however, if any additional nominees for director are properly brought before the stockholders for consideration, only the twelve nominees who receive the highest number of "FOR" votes will become directors of the Company. Approval of Proposal No.2, the proposal relating to the Proposed Reincorporation, will require affirmative "FOR" votes from a majority of the outstanding shares eligible to be voted at the Annual Meeting as of the Record Date, whether or not present at the Annual Meeting. Approval of Proposal No.3, relating to ratification of the auditors appointed by the Board, will require affirmative "FOR" votes from a majority of those shares present (either in person or by proxy) and entitled to vote at the Annual Meeting.

    16.  Q:       What is a "quorum"?

         A: A "quorum" is a majority of the holders of the outstanding shares entitled to vote. A quorum must be present or represented by proxy at the Annual Meeting for business to be conducted. Abstentions and broker non-votes will be counted as present for quorum purposes.

    17.  Q:       What happens if additional matters (other than the proposals described in this proxy statement) are presented at the Annual
                  Meeting?

         A: The Board is not aware of any additional matters to be presented for a vote at the Annual Meeting; however, if any additional matters are properly presented at the Annual Meeting, your signed proxy card gives authority to Peter L. Dunn and Elizabeth S.C.S. Murray to vote on such matters in their discretion.

    18.  Q:       How much did this proxy solicitation cost?

         A: The Company hired Chase Mellon Stockholder Services, L.L.C. to assist in the distribution of proxy materials and solicitation of votes for approximately $5,500, including out-of-pocket expenses. The Company also reimburses brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     There is a total of twelve nominees for election as directors of the Company at the Annual Meeting. This is a larger number of nominees than will be considered for election to the Board in future years because this is the first year in which the Company has a staggered board of directors (i.e., a board of directors comprised of directors whose terms expire in different years) and is a publicly-held company. The twelve nominees have been grouped into three classes, each comprised of four directors. Directors elected to serve as Class 2000 Directors will serve until the 2000 Annual Meeting of Stockholders, while Class 2001 Directors will serve until the 2001 Annual Meeting of Stockholders and Class 2002 Directors will serve until the 2002 Annual Meeting of Stockholders. Beginning with the 2000 Annual Meeting of Stockholders, four directors will be elected annually at the Company's annual meetings of stockholders, each to serve for a term of three years.

     The nominees for election at the Annual Meeting to serve as Class 2000 Directors are Paul Buchanan-Barrow, Manuel A. Papayanopulos, Windle B. Priem and Michael A. Wellman. The nominees for election at the Annual Meeting to serve as Class 2001 Directors are Richard M. Ferry, Timothy K. Friar, Sakie Fukushima and Scott E. Kingdom. The nominees for election at the Annual Meeting to serve as Class 2002 Directors are Frank V. Cahouet, Peter L. Dunn, Charles D. Miller and Gerhard Schulmeyer. Detailed information regarding each of these twelve nominees is provided on pages 22 through 24 of this proxy statement. The Company does not expect any of the twelve nominees to become unavailable to stand for election, but, should this happen, the Board will designate a substitute for each unavailable nominee. Proxies voting for any unavailable nominee will be cast for that nominee's substitute.

     Required Vote

     The Board's twelve nominees will become directors of the Company so long as they receive a plurality of "FOR" votes; however, if any additional nominees for director are properly brought before the stockholders for consideration, only the twelve nominees who receive the highest number of "FOR" votes will become directors of the Company.

     Recommendation of the Board

     The Board unanimously recommends a vote "FOR" all of its twelve nominees for director.

                 PROPOSAL NO. 2 - REINCORPORATION IN DELAWARE

     Introduction

     For the reasons set forth below, the Board believes that it is in the best interests of the Company and its stockholders to change the state of incorporation of the Company from California to Delaware (the "Proposed Reincorporation"). Throughout this proxy statement, the Company as currently incorporated in California will be referred to as "KFY California" and the Company as reincorporated in Delaware (which reincorporation is subject to approval of the Proposed Reincorporation by the stockholders at the Annual Meeting) will be referred to as "KFY Delaware."

     STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS SECTION OF THIS PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS REFERENCED BELOW AND ATTACHED HERETO, BEFORE VOTING ON THE PROPOSED REINCORPORATION.

     The principal reasons for the Proposed Reincorporation are the greater predictability and flexibility provided by the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), particularly as construed by the Delaware courts; the increased ability of the Company to attract and retain qualified directors and officers, especially in light of prior initiatives in California to attempt to severely limit the ability of companies to indemnify directors and officers; and the reduction of the Company's vulnerability to unsolicited or hostile attempts to obtain control of the Company. The Board believes that the Company's stockholders will benefit from the well-established principles of corporate governance that Delaware law affords. The proposed KFY Delaware Charter and Bylaws are similar to those currently in effect for KFY California; however, as described below, the Proposed Reincorporation includes the implementation of certain provisions in the KFY Delaware Charter and Bylaws which alter the rights of stockholders and the powers of management and which, in some cases, reduce stockholder participation in important corporate decisions. The Proposed Reincorporation is not being proposed in response to any present attempt, known to the Board, to acquire control of the Company, to obtain representation on the Board, or to take significant corporate action that would materially affect the governance of the Company.

     The Proposed Reincorporation will be effected by merging KFY California into a new Delaware corporation that is a wholly-owned subsidiary of KFY California (the "Merger"). Upon completion of the Merger, KFY California, as a corporate entity, will cease to exist and the new Delaware corporation (post-Merger referred to throughout this proxy statement as "KFY Delaware") will succeed to the assets and assume the liabilities of KFY California and will continue to operate the business of the Company under its current name, Korn/Ferry International.

     As provided by the Agreement and Plan of Merger, in substantially the form attached hereto as Appendix A (the "Merger Agreement"), each outstanding share of KFY California Common Stock, no par value per share, will be automatically converted into one share of KFY Delaware Common Stock, $0.01 par value per share, upon the effective date of the Merger. Each stock certificate representing issued and outstanding shares of KFY California Common Stock will continue to represent the same number of shares of KFY Delaware Common Stock. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING KFY CALIFORNIA STOCK CERTIFICATES FOR KFY DELAWARE STOCK CERTIFICATES. However, stockholders may request that their certificates be exchanged if they so choose.

     KFY California Common Stock is listed for trading on the New York Stock Exchange and, after the Merger, KFY Delaware Common Stock will be traded on the New York Stock Exchange under the same symbol ("KFY") as the shares of KFY California Common Stock are currently traded. There will be no interruption in the trading of the Company's Common Stock as a result of the Merger. As of the date the Board resolved to undertake the Proposed Reincorporation, the closing price of KFY California Common Stock on the New York Stock Exchange was $14.0625 per share.

     Under California law, the affirmative vote of the holders of a majority of the outstanding shares of KFY California Common Stock is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. See "Vote Required for the Proposed Reincorporation" below. The Proposed Reincorporation has been approved by the members of the Board, who unanimously recommend a vote in favor of the proposal. If approved by the stockholders, it is anticipated that the Merger will become effective (the "Effective Date") as soon as practicable following the Annual Meeting. However, as described in the Merger Agreement, the Merger (and thus the Proposed Reincorporation) may be abandoned or the Merger Agreement may be amended by the Board (except that the principal terms may not be amended without stockholder approval) either before or after stockholder approval has been obtained and prior to the Effective Date if, in the opinion of the Board, circumstances arise which make it inadvisable to proceed with the Proposed Reincorporation under the original terms of the Merger Agreement.

     As provided in the California General Corporation Law, stockholders of KFY California will not have appraisal rights with respect to the Merger. See "Comparison of the Charters and Bylaws of KFY California and KFY Delaware and Significant Differences Between the Corporation Laws of California and Delaware - Appraisal Rights" below.

     The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the KFY Delaware Charter (also referred to as its certificate of incorporation) and the KFY Delaware Bylaws, copies of which are attached to this proxy statement as Appendices A, B and C, respectively.

     APPROVAL BY STOCKHOLDERS OF THE PROPOSED REINCORPORATION WILL ALSO CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE KFY DELAWARE CHARTER AND THE KFY DELAWARE BYLAWS AND ALL PROVISIONS THEREOF.

     Principal Reasons for the Proposed Reincorporation

     As the Company plans for the future, the Board and the Company's management believe that it is in the best interests of the Company and its stockholders that the Company be able to draw upon well-established principles of corporate governance in making legal and business decisions. The predictability of Delaware corporate law provides a reliable foundation on which the Company's governance decisions can be based, and the Company believes that its stockholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

     Predictability and Flexibility Of Delaware Law. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized under its laws. Many corporations have chosen Delaware as their original state of incorporation or have subsequently changed their corporate domiciles to Delaware for these reasons. Because of Delaware's popularity as the state of incorporation for many major corporations, both the legislature and the courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

     Increased Ability to Attract and Retain Qualified Directors and Officers. Both California and Delaware law permit a corporation to reduce or limit the monetary liability of directors for breaches of fiduciary duty in certain circumstances and to indemnify directors and officers against certain monetary liability, fees and expenses incurred in connection with the performance of their respective duties relating to the corporation.
     The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers, to limit to the extent possible the situations in which monetary damages can be recovered against directors and to indemnify its directors and officers to the extent possible so that the Company may continue to attract and retain qualified directors and officers who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors and officers than California law and that Delaware case law regarding a corporation's ability to limit director liability and to indemnify directors and officers is better developed and provides more guidance than California law.

     Approximately two and a half years ago, Proposition 211 was rejected by the California electorate. Proposition 211, which was voted upon in November 1996, would have, if enacted, severely limited the ability of California companies to indemnify their directors and officers. While Proposition 211 was defeated, similar initiatives or legislation containing similar provisions may be proposed in California in the future. As a result, the Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies in attracting and retaining qualified directors and officers.

     Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by corporations and as to the conduct of boards of directors under the business judgment rule and other standards. The Company believes that its stockholders will benefit from the well-established principles of corporate governance that Delaware law affords.

     Reduced Vulnerability to Unsolicited Takeover Attempts. Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through provisions in the corporate charter or bylaws or otherwise. The Proposed Reincorporation is intended to reduce the Company's vulnerability to unsolicited or hostile attempts to obtain control of the Company and to increase the likelihood that stockholders will receive a fair price for their shares in transactions relating to such attempts. The Proposed Reincorporation is not, however, being proposed in response to any present attempt, known to the Board, to acquire control of the Company, to obtain representation on the Company's Board, or to take significant corporate action that would materially affect the governance of the Company.

     In the discharge of its fiduciary obligations to the Company's stockholders, the Board has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board has considered, or may consider in the future, certain defensive strategies designed to enhance the Board's ability to negotiate with such unsolicited bidders. These strategies include, but are not limited to, the adoption of a stockholder rights plan, the adoption of a severance plan for the Company's management and key employees that becomes effective upon the occurrence of a change in control of the Company, the establishment of a staggered board of directors, the elimination of cumulative voting, the elimination of the right to remove a director other than for cause and the authorization of "blank-check" preferred stock (the rights and preferences of which may be determined by the board of directors). The establishment of a staggered board of directors, the elimination of cumulative voting and the authorization of "blank-check" preferred stock each have been previously adopted by KFY California and will continue with respect to KFY Delaware following the Proposed Reincorporation. For a detailed discussion of the changes that will be implemented as part of the Proposed Reincorporation, see "Comparison of the Charters and Bylaws of KFY California and KFY Delaware and Significant Differences Between the Corporation Laws of California and Delaware" below.

     The Board believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its stockholders because, among other reasons: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the Company's stock, without affording all stockholders the opportunity to receive the same economic benefits; (iv) a non-negotiated takeover bid may deprive stockholders of an adequate opportunity to evaluate the merits of the proposed transaction and (v) certain of the Company's contractual arrangements provide that they may not be assigned in connection with a transaction that results in a "change of control" of the Company without the prior written consent of the licensor or other contracting party.

     By contrast, in a transaction in which a potential acquirer must negotiate with the Board, the Board can and will take account of the underlying and long-term values of the Company's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, the possible advantages from a tax-free reorganization, the anticipated favorable developments in the Company's business not yet reflected in the stock price and the equality of treatment of all stockholders.

     The Board believes that, for the protection of the Company's stockholders, any proposed acquisition of control of the Company or proposed business combination in which the Company might be involved should be thoroughly studied by the Board to assure that such transaction would be in the best interests of the Company and its stockholders and that all of the Company's stockholders would be treated fairly in such transaction. In sum, the Board believes that the Proposed Reincorporation is prudent and in the best interests of the Company and its stockholders and should be adopted for their protection.

     Possible Disadvantages of Reincorporation

     Despite the beliefs of the Board as to the benefits of the Proposed Reincorporation to the Company and its stockholders, the Proposed Reincorporation may have the effect of discouraging a future takeover attempt that is not approved by the Board but is favored by individual stockholders. This outcome could result even if a majority of the stockholders deem such future takeover attempt to be in their best interests or if the stockholders might receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of the adoption of the proposal, stockholders who wish to participate in an unsolicited tender offer may not have an opportunity to do so if such tender officer is not approved by the Board. In addition, the Proposed Reincorporation could make it more difficult to change the existing Board and management. Furthermore, adoption of the proposal will not necessarily ensure or guarantee that stockholders will receive a price for their shares in connection with an acquisition of control of the Company that reflects the value of such shares or that is fair and equitable, although, in the opinion of the Board, the likelihood that the price will reflect such value and be fair and equitable will be increased by the Proposed Reincorporation. See "Comparison of the Charters and Bylaws of KFY California and KFY Delaware and Significant Differences Between the Corporation Laws of California and Delaware" below.

     No Change in the Corporate Name, Board Members, Business, Management, Employee Benefit Plans or Location of Principal Facilities of the Company

     The Proposed Reincorporation will effect only a change in the legal domicile of the Company and certain other changes of a legal nature, the most significant of which are described in this proxy statement. The Proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets, liabilities or location of the principal facilities of the Company. The directors elected at the Annual Meeting to serve on the Board of KFY California will become the directors of KFY Delaware. All employee benefit, stock option and employee stock purchase plans of KFY California will be assumed and continued by KFY Delaware, and each option or right issued by such plans will automatically be converted into an option or right to purchase the same number of shares of KFY Delaware Common Stock, at the same price per share, upon the same terms and subject to the same conditions. Stockholders should note that approval of the Proposed Reincorporation will also constitute approval of the assumption of these plans by KFY Delaware. Other employee benefit arrangements of KFY California will also be continued by KFY Delaware upon the terms and subject to the conditions currently in effect.

     As noted above, after the Merger, the shares of the Company's Common Stock will continue to be traded, without interruption, on the same exchange (the New York Stock Exchange) and under the same symbol ("KFY"). The Company believes that the Proposed Reincorporation will not affect any of its material contracts with any third parties and that KFY California's rights and obligations under such material contractual arrangements will continue and be assumed by KFY Delaware.

     Comparison of the Charters and Bylaws of KFY California and KFY Delaware and Significant Differences Between the Corporation Laws of California and Delaware

     General. The provisions of the KFY Delaware Charter (also referred to as its certificate of incorporation) and Bylaws are similar to those of the KFY California Charter (also referred to as its articles of incorporation) and Bylaws in many respects. However, as described below, the Proposed Reincorporation includes the implementation of certain provisions in the KFY Delaware Charter and Bylaws which alter the rights of stockholders and the powers of management and which, in some cases, may reduce stockholder participation in important corporate decisions and may have "anti-takeover" implications. See "Principal Reasons for the Proposed Reincorporation - Reduced Vulnerability to Unsolicited Takeover Attempts" and "Possible Disadvantages of Reincorporation" above.

     In addition, pursuant to Delaware law, certain other changes altering the rights of stockholders and powers of management could be implemented in the future by amendment of the KFY Delaware Charter following stockholder approval or by amendment of the KFY Delaware Bylaws by the Board without stockholder approval. Except for the provisions described below, the Board does not have any current plans to implement any additional provisions to the KFY Delaware Charter or Bylaws that may have "anti-takeover" implications.

     Approval by the stockholders of the Proposed Reincorporation will constitute approval of the inclusion in the KFY Delaware Charter and Bylaws of each of the provisions contained in such documents. In addition, approval of the Proposed Reincorporation will result in certain major substantive differences in the corporate law governing the Company. While the KFY Delaware and KFY California Charters and Bylaws and the respective laws of California and Delaware are discussed below, such discussion contains neither an exhaustive description of all differences between the KFY Delaware and KFY California Charters and Bylaws nor an exhaustive description of the differences between the laws of the two states. The discussion below of the KFY Delaware Charter and Bylaws is qualified by reference to Appendices B and C hereto, respectively.

     Authorized Capitalization. If the Proposed Reincorporation is approved, the authorized capitalization of KFY Delaware will be the same as that of KFY California, except that each share of KFY Delaware stock will have a par value of $0.01 per share while each share of KFY California stock has no par value. Article IV of the KFY Delaware Charter authorizes KFY Delaware to issue 150,000,000 shares of Common Stock, $0.01 par value per share, and 50,000,000 shares of Preferred Stock, $0.01 par value per share.

     "Blank-Check" Preferred Stock. The KFY Delaware and KFY California Charters both authorize the Board to issue "blank-check" Preferred Stock. Pursuant to the KFY Delaware Charter, the Board is authorized to issue, without any action on the part of the Company's stockholders, up to 50,000,000 shares of such "blank-check" Preferred Stock. The KFY Delaware Charter grants the Board the authority to divide such share into one or more series and to fix and determine the relative rights and preferences, including the voting rights, of the shares of each series. The issuance of Preferred Stock could be used by the Board as a method of discouraging, delaying or preventing a change in control of the Company or to resist takeover offers opposed by the Company's management. Under certain circumstances, the Board could create impediments for or frustrate persons seeking to effect a hostile takeover or otherwise gain control of the Company by causing shares of Preferred Stock with voting or conversion rights to be issued to a holder or holders who side with the Board.

     Classification of the Board of Directors. A classified board of directors is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. California law permits a "listed corporation" (such as the Company) to divide its board of directors into two or three classes by providing for such division in the corporation's charter or bylaws. Delaware law permits, but does not require, a classified board of directors, whereby the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. Both the KFY California Bylaws and the KFY Delaware Charter provide for the Board to be classified and to be divided into three classes.

     Elimination of Cumulative Voting for Directors. Cumulative voting rights in the election of directors entitle a stockholder to give one nominee as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, or to distribute such votes among two or more nominees, as the stockholder sees fit. In the absence of cumulative voting, the holder or holders of the majority of the shares present or represented at a meeting have the power to elect each director to be elected at such meeting. The absence of cumulative voting would make it more difficult for minority stockholders adverse to a majority of the stockholders to obtain representation on a corporation's board of directors.

     California law requires cumulative voting in the election of directors but permits a "listed" corporation, such as the Company, to eliminate cumulative voting, which the Company has chosen to do. Under Delaware law, shares may not be cumulatively voted for the election of directors of the Company unless the KFY Delaware Charter specifically provides for cumulative voting, which it does not.

     Amendment of Bylaws. Under California law, a corporation's bylaws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares or by the approval of the board of directors of such corporation. Neither the KFY California Charter nor the KFY California Bylaws contain provisions restricting or eliminating the rights to adopt, amend or repeal granted under California law. Delaware law provides that a corporation's bylaws may be amended by that corporation's stockholders or, if so provided in the corporation's charter, by the corporation's board of directors. The KFY Delaware Charter gives the Board the power to alter, amend or repeal the KFY Delaware Bylaws. In addition, the KFY Delaware Charter gives KFY Delaware's stockholders the right to adopt, amend or repeal the KFY Delaware Bylaws, but only with the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of KFY Delaware Common Stock entitled to vote on such matters. As a result, the percentage of stockholder approval required to adopt, amend, or repeal a bylaw of KFY Delaware will be higher than the corresponding percentage with respect to the KFY California Bylaws.

     Right to Call Special Stockholders' Meetings. Pursuant to California law, the KFY California Bylaws provide that a special meeting of stockholders may be called by the Board, the Chair of the Board or the President of the Company or by the holders of shares of the Company entitled to cast not less than 10% of the votes at such meeting. Under Delaware law, a special meeting of stockholders may be called by the board of directors of a corporation or by any other person authorized to do so in the corporation's charter or bylaws. The KFY Delaware Charter authorizes only the Board, the Chair of the Board, the Chief Executive Officer or the President of the Company to call a special meeting of stockholders. Therefore, under the KFY Delaware Charter, holders of 10% or more of the voting shares of the Company will not be able to call a special meeting of stockholders.

     The Board believes this change is warranted as a prudent corporate governance measure to prevent an inappropriately small number of stockholders from prematurely forcing stockholder consideration of a proposal over the opposition of the Board by calling a special stockholders' meeting before (i) the time that the Board believes such consideration to be appropriate or (ii) the next annual meeting. Such special meetings would involve substantial expense and diversion of Board and management time, results which the Board believes to be inappropriate for an enterprise the size of the Company.

     The elimination of the procedures for stockholders to call special meetings could discourage hostile takeover attempts or tender offers for control of KFY Delaware which might be approved by many, or indeed by a majority, of KFY Delaware's stockholders. In addition, elimination of the ability of stockholders to call a special meeting means that a proposal to replace the Board could be delayed until the next annual meeting, thereby making the removal of directors by stockholders more difficult. See "Possible Disadvantages of Reincorporation" above.

     Aside from the foregoing, no other change is contemplated in the procedures to call a special stockholders' meeting, although in the future the Board could amend the KFY Delaware Bylaws without stockholder approval. See "Amendment of Bylaws" above.

     Filling Vacancies on the Board. Under California law, any vacancy on the Board (other than one created by removal of a director) may be filled by a majority of the remaining directors of the Company constituting no less than a quorum. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office or by the affirmative vote of a majority of the directors at a meeting held based on notice or waiver of notice. A vacancy created by removal of a director may be filled by the Board only if so authorized by the KFY California Charter or Bylaws, which do not authorize such action by the Board.

     Delaware law differs in that vacancies and newly-created positions on the Board may be filled by a majority of the directors of the Company then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the KFY Delaware Charter or Bylaws (or unless the

     KFY Delaware Charter directs that a particular class of stock is to elect such directors, in which case a majority of the directors elected by such class would fill such vacancy or newly-created position). Unlike the KFY California Bylaws, the KFY Delaware Bylaws provide that the remaining directors can fill any vacancy on the Board, including a vacancy created by the removal of a director.

     Nomination of Directors and Introduction of Business at Stockholder Meetings. The KFY Delaware Bylaws include advance notice procedures similar to those included in the KFY California Bylaws with regard to the nomination of directors, other than by or at the direction of the Board (the "Nomination Procedure"), and with regard to other matters to be brought before an annual meeting of stockholders by a stockholder of the Company (the "Business Procedure"), except that the KFY Delaware Bylaws change the timeline for such notice from 120 days in advance of the annual meeting date for the year in question or, if such date had not been set, 120 days in advance of the first anniversary of the preceding year's annual meeting (as provided by the KFY California Bylaws) to not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting.

     By requiring advance notice of nominations by stockholders, the Nomination Procedure affords the Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform the stockholders about such qualifications. By requiring advance notice of proposed business, the Business Procedure provides the Board with an opportunity to inform stockholders of the nature of any business proposed to be conducted at a meeting and the Board's position on any such proposal, enabling stockholders to better determine how to vote their shares in regard to such business.

     The Nomination Procedure and the Business Procedure may have the effect of precluding a nomination for the election of directors or of precluding any other business at a particular meeting if the proper procedures are not followed. In addition, the procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if such nominations for the election of directors or other business might be deemed by the majority of stockholders to be beneficial to the Company and its stockholders.

     Stockholder Approval of Certain Business Combinations. Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a "business combination" with an "interested stockholder" for three years following the time that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock by an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only). The three-year moratorium imposed by Section 203 on business combinations does not apply if (i) prior to the time such stockholder becomes an interested stockholder, the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer) or (iii) at or after the time such person or entity becomes an interested stockholder, the board of directors approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested stockholder. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, the Board intends that the Company be governed by Section 203. The Board believes that most Delaware corporations have availed themselves of this statute and have not opted out of Section 203.

     The Board believes that Section 203 will encourage any potential acquirer to negotiate with the Board. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for KFY Delaware in which all stockholders would not be treated equally. Stockholders should note, however, that the application of Section 203 to KFY Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for KFY Delaware's shares over the then-current market price. Section 203 would also discourage certain potential acquirers who are unwilling to negotiate with the Board.

     California law requires that holders of common stock receive common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of the target's common stock or its affiliate unless all of the target company's stockholders consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority stockholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection to stockholders against coercive two-tiered bids for a corporation in which the stockholders are not treated equally.

     Action By Written Consent of Stockholders. Unless otherwise provided in a corporation's charter, both California and Delaware law permit any action which may be taken at any annual or special meeting of stockholders to be taken without a meeting and without prior notice if a written consent, setting forth the action to be taken, is signed by the holders of outstanding shares of the corporation's capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The KFY California Charter does not contain a provision limiting the Company's stockholders' right to take action by written consent. In contrast, the KFY Delaware Charter does not permit the Company's stockholders to take action by written consent unless both the action to be taken and the taking of such action by written consent have been expressly approved in advance by the Board. In addition, the KFY Delaware Charter requires the affirmative vote of two-thirds of the voting power of the outstanding voting stock of the Company to amend, repeal or adopt any provision inconsistent with this restriction on action by written consent of the stockholders.

     Removal of Directors. Under California law, any director or the entire board of directors may be removed, with or without cause, by approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. The KFY California Bylaws provide that any or all directors of the Company may be removed without cause if such removal is approved by the holders of a majority of the outstanding shares entitled to vote at an election of directors and a director may also be removed without cause if such removal is approved by a majority of the Board. Delaware law provides that a director of a corporation with a classified board of directors can be removed only for cause unless the charter of the corporation provides otherwise. The KFY Delaware Charter does not provide for the removal of directors of the Company without cause.

     Limitation of Liability of Directors. California and Delaware have similar laws respecting the elimination of the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty. California law does not permit the elimination or limitation of monetary liability where such liability is based on: (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its stockholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its stockholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its stockholders;
     (vi) transactions between the corporation and a director who has a material financial interest in such transaction or (vii) liability for improper distributions, loans or guarantees.

     Delaware law does not permit the elimination or limitation of director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
     (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (iv) transactions in which the director received an improper personal benefit. Such provision also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of, complying with federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     The KFY California and KFY Delaware Charters both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the law of the respective states. However, because Delaware law is more permissive under certain circumstances than California law with respect to eliminating monetary liability of directors, the KFY Delaware Charter is potentially broader in application than the KFY California Charter. In addition, the KFY Delaware Charter provision incorporates any future amendments to Delaware law that further eliminate or limit such liability.

     Indemnification. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. California law requires indemnification when the individual has defended successfully the action on the merits while Delaware law requires indemnification when there has been a successful defense on the merits or otherwise. If the individual loses or settles, the laws of both states, with some differences, provide for permissive indemnification (i.e., it is not required, but the corporation may indemnify). Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) by independent legal counsel or (iv) by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. California law allows indemnification if, with respect to the matter giving rise to the lawsuit, the individual acted (i) in good faith and (ii) for the purpose or in a manner that he reasonably believed to be in the best interests of the corporation. Although California law is similar to Delaware law in that it requires determination to be made by the majority vote of non-party directors or by the majority vote of a quorum of the stockholders, California law also provides for determination to be made by the court. However, it does not allow for determination to be made by an independent counsel.

     Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

     California law permits the Company to provide such additional rights to indemnification beyond those mandated by statute to the extent such additional indemnification is authorized in the KFY California Charter. The KFY California Charter permits indemnification beyond that expressly mandated by California law and limits director monetary liability to the extent permitted by California law.

     Delaware law also permits the Company to provide indemnification in excess of that mandated by statute, but Delaware law does not require authorizing provisions in the KFY Delaware Charter and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy. KFY Delaware's Bylaws allow for indemnification to the maximum extent permitted by Delaware law.

     Inspection of Stockholder List. Both California and Delaware law allow any stockholder to inspect the stockholder list for a purpose reasonably related to such person's interest as a stockholder. Like California law, Delaware law provides for inspection rights as to a list of stockholders entitled to vote at a meeting for any purpose germane to the meeting, but limits such inspection to the 10-day period preceding a stockholders' meeting. California law, unlike Delaware law, also provides that persons holding an aggregate of five percent (5%) or more of the corporation's voting shares and that persons holding an aggregate of one percent (1%) or more of such shares who have contested the election of directors have the right to inspect and copy the corporation's stockholder list without establishing the purpose for such inspection.

     Sources of Dividends and Repurchases of Shares. California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus exist under Delaware law.

     Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired (meaning that the value of the assets of the corporation is less than the amount represented by the aggregate outstanding shares of the capital stock of the corporation) and such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, may be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

     Under California law, a corporation may not make any distribution to its stockholders unless either: (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

     Stockholder Approval of Mergers. Both California and Delaware law generally require that the holders of majority of the shares of both acquiring and target corporations approve statutory mergers with differing exceptions to this general requirement.

     Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its charter) if: (i) the merger agreement does not amend the existing charter;
     (ii) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger and (iii) either (a) no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger or (b) the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

     California law contains a similar exception to its voting requirements for reorganizations where stockholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83 1/3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity.

     Loans to Directors, Officers and Other Employees. Under California law, a corporation may make loans to, or guarantees for the benefit of, directors and officers if such loans or guarantees are approved by a majority of the corporation's stockholders or, for corporations with 100 or more stockholders of record, by its board of directors acting under a stockholder-approved bylaw. The KFY California Bylaws allow the Company to make loans or guarantees of up to U.S. $100,000 to any director or officer of the Company if the Board, by a vote sufficient without counting the vote of any interested directors, determines that such loans or guarantees may reasonably be expected to benefit the Company. Under Delaware law, the Company may make loans to, guarantee the obligations of or otherwise assist its officers or other employees (including directors who are officers of employees) and those of its subsidiaries when such action, in the judgment of the Board, may reasonably be expected to benefit the corporation, and the KFY Delaware Bylaws have a provision to that effect. Unlike the KFY California Bylaws, the KFY Delaware Bylaws (i) allow for loans to employees of the Company who are not officers or directors, (ii) do not allow for loans to directors who are not officers or employees of the Company and
     (iii) do not limit the amount of such loans or guarantees to U.S. $100,000.

     Appraisal Rights. Under both California and Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights under which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

     Under Delaware law, such appraisal rights are not available: (i) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (ii) with respect to a merger or consolidation by a corporation the shares of which are listed on a national securities exchange, designated as a national market system on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

     The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Stockholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the stockholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale of asset reorganizations.

     Pursuant to California law, appraisal rights are not available to stockholders of KFY California with respect to the Merger.

     Dissolution. Under California law, stockholders holding fifty percent (50%) or more of the total voting power of the Company may authorize the Company's dissolution, with or without the approval of the Board, and this right may not be modified by the KFY California Charter. Under Delaware law, without the Board's approval of a dissolution of the Company, a dissolution must be unanimously approved by all the stockholders entitled to vote thereon, while a dissolution that is approved by the Board only requires the approval of a simple majority of such stockholders. In the event of such a Board-initiated dissolution, Delaware law allows the Company to include in the KFY Delaware Charter a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. The KFY Delaware Charter does not contain a supermajority voting requirement in connection with dissolutions.

     Interested Director Transactions. Under both California and Delaware law, certain contracts or transactions in which one or more of the Company's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain minor exceptions, the conditions are similar under California and Delaware law.

     Stockholder Derivative Suits. California law provides that a stockholder bringing a derivative action on behalf of the Company need not have been a stockholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the Company only if the he or she was a stockholder of the Company at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the Company or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff stockholder to furnish a security bond, while Delaware law does not.

     Application of the California General Corporation Law to Delaware Corporations. Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) which have significant contacts with California are subject to a number of key provisions of the California General Corporation Law. However, an exemption from Section 2115 is provided for corporations whose shares are listed on a major national securities exchange, such as the New York Stock Exchange. Following the Proposed Reincorporation, the Company's Common Stock will continue to be traded on the New York Stock Exchange and, accordingly, KFY Delaware would be exempt from Section 2115.

     Certain Federal Income Tax Consequences. The following is a discussion of certain federal income tax considerations that may be relevant to holders of KFY California Common Stock who receive KFY Delaware Common Stock in exchange for their KFY California Common Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular KFY California stockholders, such as dealers in securities, or those KFY California stockholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire KFY California Common Stock. Furthermore, no foreign, state or local tax considerations are addressed herein. In view of the varying nature of such tax consequences, each stockholder is urged to consult his or her own tax advisor as to the specific tax consequences of the Proposed Reincorporation, including the applicability of federal, state, local or foreign tax laws.

     Subject to the limitations, qualifications and exceptions described herein, and assuming the Proposed Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the following tax consequences generally should result:

     (a) No gain or loss should be recognized by holders of KFY California Common Stock upon receipt of KFY Delaware Common Stock under the Proposed Reincorporation;

     (b) The aggregate tax basis of KFY Delaware Common Stock received by each stockholder in the Proposed Reincorporation should be equal to the aggregate tax basis of KFY California Common Stock surrendered in exchange therefor; and

     (c) The holding period of KFY Delaware Common Stock received by each stockholder of KFY California should include the period for which such stockholder held KFY California Common Stock surrendered in exchange therefor, provided that such KFY California Common Stock was held by the stockholder as a "capital asset" (as defined in Section 1221 of the Code) at the time of the Proposed Reincorporation.

     The Company does not intend to request a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. The Company will, however, receive an opinion from the Company's general tax counsel substantially to the effect that the Proposed Reincorporation will qualify as a reorganization within the meaning of Section 368(a) of the Code (the "Tax Opinion"). The Tax Opinion will neither bind the IRS nor preclude it from asserting a contrary position. In addition, the Tax Opinion will be subject to certain assumptions and qualifications and will be based in part upon the truth and accuracy of representations made by KFY Delaware and its wholly-owned Delaware subsidiary. Of particular importance will be assumptions and representations relating to the requirement under Section 368 of the Code that, after the Proposed Reincorporation, the stockholders of KFY California retain, through ownership of KFY Delaware stock, a significant equity interest in the assets previously held by KFY California (the "continuity of interest" requirement).

     A successful IRS challenge to the reorganization status of the Proposed Reincorporation (in consequence of a failure to satisfy the "continuity of interest" requirement or otherwise) would result in a stockholder recognizing gain or loss with respect to each share of KFY California Common Stock exchanged in the Proposed Reincorporation equal to the difference between (i) the stockholder's basis in such share and (ii) the fair market value, as of the time of the Proposed Reincorporation, of KFY Delaware Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the shares of KFY Delaware Common Stock received in the exchange would equal their fair market value on such date, and the stockholder's holding period for such shares would not include the period during which the stockholder held KFY California Common Stock.

     State, local and foreign income tax consequences to stockholders may vary from the federal tax consequences described above.

     The Company does not expect to recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation, and KFY Delaware should succeed, without adjustment, to the federal income tax attributes of KFY California.

     Vote Required for the Proposed Reincorporation

     The affirmative "FOR" vote of the holders of a majority of the shares of the Company's Common Stock outstanding on the Record Date is required for approval of the Proposed Reincorporation, which will also constitute approval of the Merger Agreement, the Certificate of Incorporation of KFY Delaware and the KFY Delaware Bylaws.

     Recommendation of the Board

     The Board unanimously recommends a vote "FOR" the Proposed Reincorporation.

                PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT

                 OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS

     The Audit Committee has recommended, and the Board has approved, the appointment of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors for fiscal 2000. Arthur Andersen has served as the Company's independent auditors since 1971, including assisting the Company with accounting matters relating to the initial public offering of the Company's Common Stock. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Arthur Andersen will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.

     Audit services provided by Arthur Andersen during fiscal 1999 included an audit of the Company's consolidated financial statements and consultation on various tax and accounting matters.

     Required Vote

     Ratification of the auditors appointed by the Board will require affirmative "FOR" votes from a majority of those shares present (either in person or by proxy) and entitled to vote at the Annual Meeting.

     Recommendation of the Board

     The Board unanimously recommends a vote "FOR" the ratification of Arthur Andersen's appointment as independent auditors for fiscal 2000.

                             THE BOARD OF DIRECTORS

Nominees for Director - Class 2000

     The following table sets forth certain information regarding the directors in Class 2000, who are nominees for election to the Board for a one-year term.

                                                                                                            Director
          Name                     Age                        Last Five Years                                Since
          ----                     ---                        ---------------                                -----
Paul Buchanan-Barrow               53     Mr. Buchanan-Barrow has been a Vice President since 1992.          1994
                                          He has recently been transferred from the Company's London office to the Boston office, where he is involved in
                                          international senior executive recruitment.  Mr.
                                          Buchanan-Barrow joined the Company in 1992 and has 12
                                          years of executive search experience.

Manuel A. Papayanopulos            53     Mr. Papayanopulos has been a Vice President since 1982.            1997
                                          He is currently responsible for the Company's
                                          ____________.  Mr. Papayanopulos joined the Company in
                                          1982 and has [24] years of executive search experience.

Windle B. Priem                    61     Mr. Priem has been Chief Executive Officer and President           1993
                                          since December 1998 and is a member of the Office of the
                                          Chief Executive.  From July 1998 to December 1998, he
                                          served as Vice Chair and Chief Operating Officer of the
                                          Company.  From 1996 to 1998 he was the President of the
                                          North America region.  Mr. Priem joined the Company in
                                          1976 and has [__] years of executive search experience.

Michael A. Wellman                 46     Mr. Wellman has been a Vice President since 1992 and               1997
                                          President Global Specialties since March 1999.  He is
                                          currently responsible for the Company's Global and North
                                          America Specialty Practices, and also leads the Company's
                                          global major account initiatives.  Mr. Wellman joined the
                                          Company in 1992 and has 15 years of executive search
                                          experience.

Nominees for Director - Class 2001

     The following table sets forth certain information regarding the directors in Class 2001, who are nominees for election to the Board for a two-year term.

                                                                                                            Director
          Name                      Age                       Last Five Years                                Since
          ----                      ----                      ---------------                                -----
Richard M. Ferry                     61    Mr. Ferry is a founder of the Company, has been Chair of          1969
                                           the Board since 1991 and is a member of the Office of the
                                           Chief Executive.  Mr. Ferry served as Chief Executive
                                           Officer of the Company from May 1991 to April 1997.  He
                                           also serves on the Board of Directors of Avery Dennison
                                           Corp., Dole Food Company, Mrs. Fields' Original Cookies
                                           and Pacific Life Insurance Company.

Timothy K. Friar                     40    Mr. Friar has been a Vice President since 1995.  He is            1998
                                           currently responsible for managing the Company's New York
                                           office.  Mr. Friar joined the Company in 1993 and has
                                           [seven] years of executive search experience.

Sakie Fukushima                      49    Ms. Fukushima has been a Vice President since 1993.  She          1995
                                           is currently responsible for ____________.  Ms. Fukushima
                                           joined the Company in 1991 and has [seven] years of
                                           executive search experience.

Scott E. Kingdom                     39    Mr. Kingdom has been a Vice President since 1993.  He is          1998
                                           currently responsible for managing the Company's Chicago
                                           and Minneapolis offices.  Mr. Kingdom joined the Company
                                           in 1988 and has [16] years of executive search experience.

Nominees for Director - Class 2002

     The following table sets forth certain information regarding the directors in Class 2002 who are nominees for election to the Board for a three-year term.

                                                                                                            Director
          Name                      Age                       Last Five Years                                Since
          ----                      ---                       ---------------                                -----
Frank V. Cahouet                    66    Mr. Cahouet retired as Chairman, President and Chief               1999
                                          Executive Officer of Mellon Bank Corporation in December
                                          1998, positions which he had held since 1987.  Mr. Cahouet is also a director of Allegheny Teledyne, Inc., Mellon Bank
                                          Corporation, USEC Inc., Saint Gobain Corporation and Avery
                                          Dennison Corp.

Peter L. Dunn                       53    Mr. Dunn has been Vice Chair since 1997 and General Counsel        1992
                                          since 19__ and is a member of the Office of the Chief
                                          Executive.  Mr. Dunn also serves as Corporate Secretary.
                                          Mr. Dunn joined the Company in 1980 and has [__] years of
                                          executive search experience.

Charles D. Miller                   71    Mr. Miller is Chairman of Avery Dennison Corporation.  From        1999
                                          1983 through 1998, Mr. Miller was Chairman and Chief
                                          Executive Officer of Avery Dennison Corporation.  Mr.
                                          Miller is also Chairman of Nationwide Health Properties,
                                          Inc. and a director of Edison International and Pacific
                                          Life Insurance Company.

Gerhard Schulmeyer                  60    Mr. Schulmeyer is President and Chief Executive Officer of         1999
                                          Siemens Corporation.  From 1994 through 1998, Mr.
                                          Schulmeyer was President and Chief Executive Officer of
                                          Siemens Nixdorf, Munich/Paderborn.  Mr. Schulmeyer is a
                                          director of Alcan Aluminium Ltd., Allied Zurich p.l.c.,
                                          Zurich Financial Services and Arthur D. Little, Inc.

Statement on Corporate Governance

The Board held 10 meetings during fiscal 1999, and all of the directors attended at least 75% of the Board meetings and committee meetings of which they were members.

Although the full Board considers all major decisions of the Company, the KFY California Bylaws permit the Board to have the following four standing committees to more fully address certain areas of importance to the Company: an audit committee, a compensation committee, an executive committee and a nominating committee. Prior to the Company's initial public offering of its Common Stock, the Board had standing Audit, Compensation and Nominating Committees. The Board also had established a Senior Executive Compensation Committee to address compensation matters for the most senior officers of the Company. After consummation of the public offering, the Board reconstituted the Audit and Compensation Committees (the latter now being referred to as the Compensation and Personnel Committee). The Compensation and Personnel Committee also performs the functions previously performed by the Senior Executive Compensation Committee.

The members of the Company's standing committees and the Senior Executive Compensation Committee prior to the initial public offering were:

===============================================================================================================
                                                                                              Sr. Executive
          Name                         Audit           Compensation         Nominating        Compensation
---------------------------------------------------------------------------------------------------------------
John Bassler                             X
---------------------------------------------------------------------------------------------------------------
Paul Buchanan-Barrow                                         X                   X                   X/1/
---------------------------------------------------------------------------------------------------------------
Timothy K. Friar                                                                 X
---------------------------------------------------------------------------------------------------------------
Scott E. Kingdom                         X                                       X
---------------------------------------------------------------------------------------------------------------
Raimondo Nider                           X/1/                X                                       X
---------------------------------------------------------------------------------------------------------------
Manuel A. Papayanopulos                  X
---------------------------------------------------------------------------------------------------------------
Michael A. Wellman                                                               X/1/                X
===============================================================================================================

NOTES TO MEMBERSHIP ROSTER:

/1/   Committee Chair.

The members of the current standing committees are:

===============================================================================================================
                                                               Compensation and
             Name                        Audit/2/                Personnel/2/              Nominating/3/
---------------------------------------------------------------------------------------------------------------
Paul Buchanan-Barrow                                                                           X
---------------------------------------------------------------------------------------------------------------
Frank V. Cahouet                           X/1/                      X
---------------------------------------------------------------------------------------------------------------
Timothy K. Friar                                                                               X
---------------------------------------------------------------------------------------------------------------
Scott E. Kingdom                                                                               X
---------------------------------------------------------------------------------------------------------------
Charles D. Miller                          X                         X/1/
---------------------------------------------------------------------------------------------------------------
Gerhard Schulmeyer                                                   X
---------------------------------------------------------------------------------------------------------------
Michael A. Wellman                                                                             X/1/
===============================================================================================================

NOTES TO MEMBERSHIP ROSTER:

/1/  Committee Chair.

/2/ The Audit Committee was reconstituted in May 1999 and the Compensation and Personnel Committee was reconstituted in June 1999. Each of the two committees is now composed entirely of outside directors.

/3/ The Board intends to reconstitute the Nominating Committee during fiscal 2000 to be composed entirely of outside directors.

Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the public accountants, considers the range of audit and non-audit fees, reviews the adequacy of the Company's internal accounting controls and ensures the integrity of financial information supplied to stockholders. The Audit Committee is also available to receive reports, suggestions, questions and recommendations from the independent public accountants, the Chief Financial Officer and the General Counsel. It also confers with those parties in order to assure the sufficiency and effectiveness of the programs being followed by corporate officers in the area of compliance with the law and conflicts of interest. The Audit Committee met _______ times in fiscal 1999. The Audit Committee, as reconstituted following the initial public offering, is composed entirely of outside directors.

Compensation and Personnel Committee. The Compensation and Personnel Committee determines the compensation of the Company's executive officers and administers the Performance Award Plan. The current executive officer salaries were set by the Board on May 4, 1998. The Compensation and Personnel Committee also has the responsibility for the compensation of the senior executives of the Company including salaries and benefits. In addition, the Compensation and Personnel Committee reviews and makes recommendations to the Board with respect to the Company's overall compensation program for directors and officers, including salaries, employee benefit plans, stock options granted, equity incentive plans and payment of bonuses. The Compensation and Personnel Committee, as reconstituted following the initial public offering, is composed entirely of outside directors. The Senior Executive Compensation Committee and the Compensation Committee, the predecessors to the Compensation and Personnel Committee, met ___ and ___ times, respectively, in fiscal 1999. See "Compensation Decisions and Insider Participation" below.

Nominating Committee. The Nominating Committee recommends criteria to the Board for the selection of nominees to the Board, evaluates all proposed nominees, recommends nominees to the Board to fill vacancies on the Board, and, prior to each annual meeting of stockholders, recommends to the Board a slate of nominees for election to the Board by the stockholders of the Company at the annual meeting. The Nominating Committee also seeks possible nominees for the Board and otherwise serves to aid in attracting qualified nominees to be elected to the Board. The Nominating Committee met ___ times in fiscal 1999. The Board intend to reconstitute the Nominating Committee in fiscal 2000 to be composed entirely of outside directors.

Directors' Compensation

Directors who are also employees or officers of the Company do not receive any additional compensation for their service on the Board. Non-employee directors receive a $25,000 annual retainer in cash, $4,000 for each committee chair and up to $1,000 in cash for each regular or special meeting attended. In addition, all directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

Directors who are not officers or employees of the Company (each a "Non-Employee Director") are eligible to receive annual stock option grants under the Korn/Ferry International Performance Award Plan (the "Performance Award Plan"). Under the Performance Award Plan, a Non-Employee Director is automatically granted a nonqualified stock option to purchase 2,000 shares of Common Stock when the person takes office, at an exercise price equal to the market price of the Common Stock at the close of trading on that date. In addition, on the day of the annual stockholders meeting in each calendar year, beginning with the Annual Meeting and continuing for each subsequent year during the term of the Performance Award Plan, each continuing Non-Employee Director will be granted a nonqualified stock option to purchase 2,000 shares of Common Stock at an exercise price equal to the market price of the Common at the close of trading on that date. Non-Employee Directors may also be granted discretionary awards. All automatically granted Non-Employee Director stock options will have a ten-year term and will be immediately exercisable. If a Non-Employee Director's services are terminated for any reason, any automatically granted stock options held by such Non-Employee Director that are exercisable will remain exercisable for twelve months after such termination of service or until the expiration of the option term, whichever occurs first. Automatically-granted options are subject to the same adjustment, change in control, and acceleration provisions that apply to awards generally, except that any changes or Board or Committee actions (1) will be effected through a stockholder approved reorganization agreement or will be consistent with the effect on options held by other than executive officers and (2) will be consistent in respect of the underlying shares with the effect on stockholders generally. Any outstanding automatic option grant that is not exercised prior to a change in control event in which the Company is not to survive will terminate, unless such option is assumed or replaced by the surviving corporation.

Employment Agreements

Windle B. Priem, Chief Executive Officer and President. In June 1999, the Company entered into an employment agreement with Windle B. Priem as Chief Executive Officer and President of the Company, effective May 1, 1999. The term of the agreement is for three years, with one renewal term for a two-year period. The agreement provides for a minimum base salary of $600,000 annually, with an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

If Mr. Priem's employment terminates due to death or disability, then (1) the Company will pay Mr. Priem, or his legal representatives, all accrued compensation as of the date of termination and (2) all of Mr. Priem's outstanding stock options as of the effective date of the employment agreement will vest and remain exercisable until their originally scheduled expiration dates. If Mr. Priem's employment is terminated by the Company for cause, terminated by Mr. Priem prior to its expiration or Mr. Priem fails to renew the agreement after its initial term, then the Company will pay Mr. Priem all accrued compensation as of the date of termination.

Prior to a change in control of the Company, if Mr. Priem's employment is terminated by the Company without cause, terminated by Mr. Priem for good reason or the Company fails to renew the agreement, then (1) the Company will pay Mr. Priem all accrued compensation as of the date of termination, (2) a lump sum equal to 200% of the then base salary and target bonus and (3) all of Mr. Priem's outstanding stock options as of the effective date of the employment agreement will vest and remain exercisable for their originally scheduled expiration dates. Following a change in control of the Company, if Mr. Priem's employment is terminated by the Company without cause or by Mr. Priem for good reason, then (A) the Company will pay Mr. Priem all accrued compensation as of the date of termination, (B) a lump sum equal to 200% of then base salary and maximum bonus in effect immediately prior to the date of termination or the then base salary and maximum bonus applicable to Mr. Priem just prior to the change in control event, whichever is higher, (C) all of Mr. Priem's outstanding stock options as of the effective date of the employment agreement will vest and remain exercisable for their originally scheduled expiration dates.

In connection with the execution of the employment agreement in June 1999, the Board of Directors has also granted Mr. Priem an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $13.6875 per share. The option will expire on September 2, 2004, unless earlier terminated as provided below. The option will vest upon the earlier to occur of: (1) if the stock price of the Company remains at or above $18 per share for 10 consecutive trading days during the period between the grant date and the second anniversary of the grant date; (2) if the stock price of the Company remains at or above $20 per share for 10 consecutive trading days during the period between the second anniversary of the grant date and the third anniversary of the grant date; (3) the expiration of the initial term of Mr. Priem's employment agreement and the Company elects not to renew for an additional term; (4) death or disability of Mr. Priem; (5) prior to a change in control of the Company, termination of Mr. Priem's employment by the Company without cause or by Mr. Priem for good reason;
(6) following a change in control of the Company, termination of Mr. Priem's employment by the Company without cause or by Mr. Priem for good reason; or (7) expiration of the additional two-year renewal period of the employment agreement.

The option will be exercisable when vested and at any time prior to the expiration; provided that the option will terminate, and not be exercisable, prior to the expiration date under the following circumstances: (1) upon death, disability or retirement, the option will expire 12 months following the date of termination unless the option has expired earlier and (2) upon termination of Mr. Priem's employment for any reason (other than for death, disability or retirement), the option will expire 3 months following the date of termination.

Peter L. Dunn, Vice Chair and General Counsel. In June 1999, the Company entered into an employment agreement with Peter L. Dunn as Vice Chair and General Counsel of the Company, effective April 29, 1999. The term of the agreement is for three years, and will automatically renew for successive two-year periods thereafter until the first April 30th following the date on which Mr. Dunn reaches age 65; provided, however, that either the Company or Mr. Dunn may terminate this Agreement at the end of the initial term or renewal term by delivering to the other party at least 120 days' prior written notice. The agreement provides for a minimum base salary of $465,000 annually, with an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

If Mr. Dunn's employment terminates due to death or disability, then (1) the Company will pay Mr. Dunn, or his legal representatives, all accrued compensation as of the date of termination and (2) all of Mr. Dunn's outstanding stock options as of the effective date of the employment agreement will vest and remain exercisable until their originally scheduled expiration dates. If Mr. Dunn's employment is terminated by the Company for cause, terminated by Mr. Dunn prior to its expiration without good reason or Mr. Dunn fails to renew the agreement after its initial term, then the Company will pay Mr. Dunn all accrued compensation as of the date of termination.

Prior to a change in control of the Company, if Mr. Dunn's employment is terminated by the Company without cause, terminated by Mr. Dunn for good reason or the Company fails to renew the agreement, then (1) the Company will pay Mr. Dunn all accrued compensation as of the date of termination, (2) a lump sum equal to 200% of the then base salary and target bonus; provided however that if Mr. Dunn's employment is terminated because the Company elects not to renew the agreement, then Mr. Dunn shall be entitled only to a lump sum equal to one times the then base salary and target bonus and (3) all of Mr. Dunn's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates.
Prior to a change in control of the Company, if Mr. Dunn's employment is terminated by the Company for performance reasons, then (1) the Company will pay Mr. Dunn all accrued compensation as of the date of termination, (2) a lump sum equal to one and one-half times the then base salary and target bonus and (3) all of Mr. Dunn's outstanding stock options as of the effective date of the employment agreement will vest.

Following a change in control of the Company and if within 12 months after the date on which the change in control occurs Mr. Dunn's employment is terminated by the Company without cause, by the Company because it elects not to renew the agreement, by the Company for a performance reason, or by Mr. Dunn for good reason, then (1) the Company will pay Mr. Dunn all accrued compensation as of the date of termination, (2) a lump sum equal to (i) 200% of the then base salary or 200% of the annual base salary in effect just prior to the Change in Control, whichever amount is higher, plus (ii) the higher of 200% of the maximum bonus for the incentive year in which such termination occurs or 200% of the maximum bonus for the preceding fiscal year and (3) all of Mr. Dunn's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates.

Elizabeth S.C.S. Murray, Chief Financial Officer and Executive Vice President. In June 1999, the Company entered into an employment agreement with Elizabeth S.C.S. Murray as Chief Financial Officer and Executive Vice President of the Company, effective April 29, 1999. The term of the agreement is for three years, and will automatically renew for successive two-year periods thereafter until the first April 30th following the date on which Ms. Murray reaches age 65; provided, however, that either the Company or Ms. Murray may terminate this Agreement at the end of the initial term or renewal term by delivering to the other party at least 120 days' prior written notice. The agreement provides for a minimum base salary of $350,000 annually, with an annual target bonus equal to 100% of base salary and an annual maximum bonus of up to 200% of base salary.

If Ms. Murray's employment terminates due to death or disability, then (1) the Company will pay Ms. Murray, or her legal representatives, all accrued compensation as of the date of termination and (2) all of Ms. Murray's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates. If Ms. Murray's employment is terminated by the Company for cause, terminated by Ms. Murray prior to its expiration without good reason or Ms. Murray fails to renew the agreement after its initial term, then the Company will pay Ms. Murray all accrued compensation as of the date of termination.

Prior to a change in control of the Company, if Ms. Murray's employment is terminated by the Company without cause, terminated by Ms. Murray for good reason or the Company fails to renew the agreement, then (1) the Company will pay Ms. Murray all accrued compensation as of the date of termination, (2) a lump sum equal to 200% of the then base salary and target bonus; provided however that if Ms. Murray's employment is terminated because the Company elects not to renew the agreement, then Ms. Murray shall be entitled only to a lump sum equal to one times the then base salary and target bonus and (3) all of Ms. Murray's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates. Prior to a change in control of the Company, if Ms. Murray's employment is terminated by the Company for performance reasons, then (1) the Company will pay Ms. Murray all accrued compensation as of the date of termination, (2) a lump sum equal to the then base salary and target bonus and
(3) all of Ms. Murray's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates.

Following a change in control of the Company and if within 12 months after the date on which the change in control occurs Ms. Murray's employment is terminated by the Company without cause, by the Company because it elects not to renew the agreement, by the Company for a performance reason, or by Ms. Murray for good reason, then (1) the Company will pay Ms. Murray all accrued compensation as of the date of termination, (2) a lump sum equal to (i) 200% of then base salary or 200% of the annual base salary in effect just prior to the Change in Control, whichever amount is higher, plus (ii) the higher of 200% of the maximum bonus for the incentive year in which such termination occurs or 200% of the maximum bonus for the preceding fiscal year and (3) all of Ms. Murray's outstanding stock options as of the effective date of the employment agreement will vest and will remain exercisable until their originally scheduled expiration dates.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of ____________, 1999 the names, addresses, and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the names and holdings of each director and each nominee for director, the names and holdings of each executive officer named in the Summary Compensation Table (the "named executive officers"), and the holdings of all executive officers and directors as a group:

========================================================================================================
          Name and Address of                Amount Beneficially Owned and
          Beneficial Owner/1/              Nature of Beneficial Ownership/2/         Percent of Class
========================================================================================================
Richard M. Ferry/3,4/                                                1,031,456            ___%
--------------------------------------------------------------------------------------------------------
Windle B. Priem/3/                                                     626,367            ___%
--------------------------------------------------------------------------------------------------------
Peter L. Dunn/3/                                                       336,709             *
--------------------------------------------------------------------------------------------------------
Elizabeth S.C.S. Murray/3/                                             109,124             *
--------------------------------------------------------------------------------------------------------
Gary C. Hourihan/3/                                                     51,612             *
--------------------------------------------------------------------------------------------------------
Michael D. Boxberger/5/                                                154,826             *
--------------------------------------------------------------------------------------------------------
Paul Buchanan-Barrow                                                   168,928             *
--------------------------------------------------------------------------------------------------------
Frank V. Cahouet                                                         2,000             *
--------------------------------------------------------------------------------------------------------
Timothy K. Friar                                                       112,124             *
--------------------------------------------------------------------------------------------------------
Sakie Fukushima                                                         99,992             *
--------------------------------------------------------------------------------------------------------
Scott E. Kingdom                                                        92,924             *
--------------------------------------------------------------------------------------------------------
Young Kuan-Sing/6/                                                     114,452             *
--------------------------------------------------------------------------------------------------------
Charles D. Miller                                                       32,000             *
--------------------------------------------------------------------------------------------------------
Raimondo Nider/6/                                                      178,308             *
--------------------------------------------------------------------------------------------------------
Manuel A. Papayanopulos                                                178,288             *
--------------------------------------------------------------------------------------------------------
Gerhard Schulmeyer                                                       2,000             *
--------------------------------------------------------------------------------------------------------
Michael A. Wellman                                                     156,972             *
--------------------------------------------------------------------------------------------------------
All directors, named executive officers
 and officers as a group (___ persons)
========================================================================================================

NOTES TO STOCK OWNERSHIP TABLE:

*  Holdings represent less than 1% of all shares outstanding.

/1/ The address of each director, executive officer and key employee listed is in care of Korn/Ferry International, 1800 Century Park East, Suite 900, Los Angeles, California 90067.

/2/ If applicable, holdings include shares of Common Stock held by the Trustees of the Korn/Ferry Employee Tax Deferred Savings Plan (401(k) Plan) for the benefit of the listed individual. Other than with respect to such shares held under the Company's 401(k) plan, each person has sole voting and dispositive power with respect to the shares shown unless otherwise indicated.

/3/  A named executive officer of the Company.

/4/ Excludes 359,548 shares of Common Stock held by The Ferry Family Charitable Foundation. Mr. Ferry does not have a beneficial interest in the shares of Common Stock held by such foundation but does share voting power, as one of three trustees, of the shares held by The Ferry Family Charitable Foundation.

/5/ Mr. Boxberger resigned his positions as Chief Executive Officer, President, Director and a member of the Office of the Chief Executive in December 1998.

/6/ Messrs. Nider and Kuan-Sing's terms as directors of the Company expire at the Annual Meeting and neither director will stand for reelection at the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

In fiscal 1999, decisions concerning compensation of executive officers were made by the Company's Senior Executive Compensation Committee, consisting of Messrs. Buchanan-Barrow (as Chair), Wellman and Nider, with Messrs. Ferry and Priem, each of whom is an executive officer of the Company, serving in advisory roles. The Senior Executive Compensation Committee, which has been reorganized as part of the Compensation and Personnel Committee effective June 1999, reviews and approves the comprehensive compensation program for senior executives of the Company and reviews the salaries of executive vice presidents and senior vice presidents, subject to the ratification of the salary programs established for the positions of the Chair and the Chief Executive Officer by the Board acting as a whole. Messrs. Miller (as Chair), Cahouet and Schulmeyer, each of whom is a non-employee member of the Board, are the members of the new Compensation and Personnel Committee.

                            EXECUTIVE COMPENSATION

Report of the Senior Executive Compensation Committee*


Charter of Committee.

The charter of the Senior Executive Compensation Committee (the "Committee") provided that the Committee make recommendations to the Board of Directors regarding the compensation for the Chair and the Chief Executive Officer of the Company. In turn, the CEO made recommendations to the Committee and to the Board regarding compensation for other members of senior management.

Compensation Policy.

It has been and currently is the Company's policy to position its total compensation for its senior executive officers and other key employees at levels competitive with those of other major executive recruiting firms. Because a number of these organizations are privately-held, precise information regarding compensation practices within the Company's competitor group is difficult to obtain. From time to time, the Company has employed the services of an outside compensation consulting firm to collect such information. Much of the information used to assess competitive pay practices is therefore derived from data obtained from executives and senior search consultants recruited by the Company, and general knowledge of pay practices and trends within the industry.

Performance Related Goals.

To make recommendations regarding the Chair and the CEO's compensation, the Committee reviewed their performance relative to goals established at the beginning of and during the fiscal year ended April 30, 1999. For the 1999 performance year, these goals related largely to the financial performance of the firm, both globally and within specific markets, progress in pursuing targeted acquisitions, leadership, and the success of the Company's initial public offering. The Committee also took into consideration that the Chair and the CEO had both assumed new responsibilities during the fiscal year as a result of the resignation of Mr. Michael Boxberger, the Company's former CEO, and as a result of the Company's initial public offering.

Compensation and Options for CEO and Chair.

On December 1, 1998, the salary of Windle Priem, the Company's CEO & President, was increased from $465,000 to $525,000 to reflect his assumption of the role of CEO following Mr. Boxberger's resignation. On May 1, 1999, Mr. Priem's salary was further increased to $600,000 as part of a three-year employment agreement approved by the Board of Directors. Effective February 15, 1999, the salary of Richard Ferry, the Company's Chair, was reduced from $572,000 to $465,000 to more appropriately reflect a voluntary change in his ongoing responsibilities following the completion of the Company's initial public offering.

On May 1, 1999, Mr. Ferry and Mr. Priem were awarded cash bonuses of $538,000 and $606,000, respectively, for the 1999 performance year based upon the Committee's recommendation to the Board of Directors. The Committee's recommendation was based on an assessment of Mr. Ferry's and Mr. Priem's performance during the year in view of the factors described above.


_________________________

* As a privately held company through February 10, 1999, the Senior Executive Compensation Committee was staffed by three inside directors. Further, its charter was designed for a committee administering the compensation of a privately held company. As noted in this Report, in June 1999 a new committee was formed, the Compensation and Personnel Committee, and its three members are non-employee directors.

It is the Company's intention to tie a meaningful portion of the compensation of its executive officers and key search professionals to the performance of the Company's stock price. In this regard, in August 1998 the Company received shareholder authorization to make stock option grants under the Company's Performance Award Plan effective with the initial public offering. The Board of Directors granted Mr. Priem 80,000 option shares under this Plan on February 10, 1999 (the initial public offering date) and an additional 23,250 shares on April 20, 1999. Mr. Ferry was offered option grants on February 10, 1999 and April 20, 1999, but declined the option grants in view of his existing substantial ownership in the equity of the Company.

The option granted to Mr. Priem on February 10, 1999 has a term of seven years and vests in three equal annual installments beginning one year from the grant date. The option granted to Mr. Priem on April 20, 1999 has a term of ten years and vests in three equal annual installments beginning one year from the grant date. The exercise price for these options is the closing market price of the Company's common stock on the grant date.

Employment Agreement for CEO.

As part of a new three-year employment agreement between Mr. Priem and the Company, Mr. Priem was granted an additional 100,000 option shares on June 2, 1999. These options have a term of five years and three months and an exercise price equal to the closing market price of the Company's common stock on the grant date. The option shares vest in full at the termination of his employment agreement, but vest earlier if the Company's stock attains specified price hurdles during the first three years following grant.

Section 162(m).

Unless sound business reasons dictate otherwise, it is the Company's intent to meet the requirements of Section 162(m) of the Internal Revenue Code in order that the bonus compensation and stock options awarded to its executive officers be considered "performance based" and therefore deductible by the Company for tax purposes. In this regard, the Company received shareholder approval for the Korn/Ferry International Performance Award Plan concurrent with the Company's initial public offering, a plan designed to comply with Section 162(m).

New Compensation and Personnel Committee

In recognition of the Company's new public status, a new Compensation and Personnel Committee was constituted in June 1999 consisting solely of non-employee members of the Board of Directors (Chair: Charles D. Miller; Members:
Frank V. Cahouet and Gerhard Schulmeyer).

                                 Paul Buchanan-Barrow
                                 (Chair)

                                 Raimondo Nider

                                 Michael A. Wellman

                          Summary Compensation Table

--------------------------------------------------------------------------------------------------------------------------
                                                                                        Long-Term
                                                                                       Compensation
                                                     Annual Compensation                  Awards
                                          ---------------------------------------------------------------
                                                                      Other Annual         Securities       All Other
Name and Principal                Fiscal                              Compensation         Underlying      Compensation
Position                           Year     Salary ($)    Bonus ($)        ($)             Options (#)         ($)
==========================================================================================================================
Richard M. Ferry,                   1999      551,502       538,000              0                  0/1/     13,433/2/
Chair of the Board                  1998      550,000     1,375,000              0                  0        11,876/3/

--------------------------------------------------------------------------------------------------------------------------

Michael D. Boxberger, /4/           1999      330,974             0        101,984/5/               0        13,062/6/
Former Chief Executive              1998      525,000     1,312,500         30,112/5/               0        11,800/7/
Officer and President

--------------------------------------------------------------------------------------------------------------------------

Windle B. Priem,                    1999      489,130       606,000              0            103,250        13,433/2/
Chief Executive Officer and         1998      410,000     1,150,000              0                  0        11,876/3/
President

--------------------------------------------------------------------------------------------------------------------------

Peter L. Dunn,                      1999      455,232       538,000              0             80,500        13,433/2/
Vice Chair, General                 1998      375,000       937,500              0                  0        11,876/3/
Counseland Corporate
Secretary

--------------------------------------------------------------------------------------------------------------------------

Elizabeth S.C.S. Murray,            1999      293,748       347,000              0             65,250           905/9/
Chief Financial Officer,            1998       78,450/8/    125,000              0                  0       125,076/10/
Treasurer and Executive
Vice President

--------------------------------------------------------------------------------------------------------------------------

Gary C. Hourihan,                   1999       82,725/11/    95,000              0             43,500       125,000/12/
Executive Vice President -          1998          ---           ---            ---                ---           ---
Organizational
Development

==========================================================================================================================

NOTES TO SUMMARY COMPENSATION TABLE:

/1/ In February 1999 and April 1999, the Board proposed to authorize the grant of options to Mr. Ferry, but Mr. Ferry declined to accept such grants.

/2/ Represents contributions of $12,528 to the executive's 401(k) plan and $905 paid by the Company for insurance premiums.

/3/ Represents contributions of $10,961 to the executive's 401(k) plan and $915 paid by the Company for insurance premiums.

/4/ Mr. Boxberger resigned his positions as Chief Executive Officer, President, Director and a member of the Office of the Chief Executive in December 1998. See "Certain Relationships and Related Transactions - Resignation of Michael D. Boxberger" below.

/5/ Represents amounts reimbursed by the Company for interest paid on a promissory note and income taxes. See "Certain Relationships and Related Transactions - Resignation of Michael D. Boxberger" below.

/6/ Represents contributions of $12,528 to the executive's 401(k) plan and $534 paid by the Company for insurance premiums.

/7/ Represents contributions of $10,961 to the executive's 401(k) plan and $839 paid by the Company for insurance premiums.

/8/ Represents compensation paid to Ms. Murray from January 12, 1998, when she joined the Company, through the end of fiscal 1998. Ms. Murray's base salary for fiscal 1998 was paid at an annual rate of $250,000.

/9/  Represents $905 paid by the Company for insurance premiums.

/10/ Represents $125,000 paid to Ms. Murray as a signing bonus and $76 paid by the Company for insurance premiums.

/11/ Represents compensation paid to Mr. Hourihan from January 28, 1999, when he joined the Company, through the end of fiscal 1999. Mr. Hourihan's base salary for fiscal 1999 was paid at an annual rate of $300,000.

/12/ Represents $125,000 paid to Mr. Hourihan as the first installment of a signing bonus.

Option Grant Table

     The following table presents additional information concerning the stock options shown in the Summary Compensation Table and granted to the named executive officers for fiscal 1999:

===================================================================================================================================

                                                   INDIVIDUAL GRANTS

---------------------------------------------------------------------------------------------------------------------------------
                                 Number of
                                Securities           Percent of Total
                                Underlying           Options Granted                                                Grant Date
                              Options Granted        to Employees in        Exercise Price      Expiration Date    Present Value
Name                               (#)             Fiscal Year 1999/5/          ($/Sh)/6/                              ($)/7/
---------------------------------------------------------------------------------------------------------------------------------
Richard M. Ferry/1/                 0                       0                        0                0                   0
---------------------------------------------------------------------------------------------------------------------------------

Michael D. Boxberger/2/             0                       0                        0                0                   0
---------------------------------------------------------------------------------------------------------------------------------

                               80,000/3/                  2.3                    14.00         Feb. 9, 2006         744,000
Windle B. Priem                23,250/4/                  0.7                  13.4375        Apr. 19, 2009         237,150

---------------------------------------------------------------------------------------------------------------------------------

Peter L. Dunn                  60,000/3/                  1.7                    14.00         Feb. 9, 2006          58,000
                               20,500/4/                  0.6                  13.4375        Apr. 19, 2009          09,100

---------------------------------------------------------------------------------------------------------------------------------

Elizabeth S.C.S. Murray        52,000/3/                  1.5                     14.00         Feb. 9, 2006         483,600
                               13,250/4/                  0.4                   13.4375        Apr. 19, 2009         135,150

---------------------------------------------------------------------------------------------------------------------------------

Gary C. Hourihan               40,000/3/                  1.2                    14.00         Feb. 9, 2006         372,000
                                3,500/4/                  0.1                  13.4375        Apr. 19, 2009          35,700
=================================================================================================================================

NOTES TO OPTION GRANT TABLE:

/1/ In February 1999 and April 1999, the Board proposed to authorize the grant of options to Mr. Ferry, but Mr. Ferry declined to accept such grants.

/2/ Mr. Boxberger resigned his positions as Chief Executive Officer, President, Director and a member of the Office of the Chief Executive in December 1998.

/3/ Options have a term of seven years and vest in three equal annual installments beginning one year from the grant date.

/4/ Options have a term of ten years and vest in three equal annual installments beginning one year from the grant date.

/5/ During fiscal 1999, the Company granted options to ___ employees to purchase an aggregate of 3,466,250 shares of the Company's Common Stock.

/6/ Options were granted at an exercise price equal to the fair market value on the date of the grant.

/7/ The weighted average fair value of options at the date of grant was determined using the Black-Scholes option pricing model.

Aggregated Option Exercises and Year-End Option Values

     The following table shows information for the named executive officers, concerning:

          (1)  exercises of stock options during fiscal 1999; and

          (2) the amount and values of unexercised stock options as of April 30, 1999.

================================================================================================================================

                                                                                                    Value of Unexercised
                                Shares                        Number of Securities                  In-the-Money Options
                              Acquired on       Value       Underlying Options at FY-End (#)           at FY-End ($)/1/
                                                            --------------------------------    -----------------------------------
Name                          Exercise (#)    Realized ($)    Exercisable     Unexercisable      Exercisable    Unexercisable
===================================================================================================================================
Richard M. Ferry/2/              0               0                0                   0                0                0
-----------------------------------------------------------------------------------------------------------------------------------
Michael D. Boxberger/3/          0               0                0                   0                0                0
-----------------------------------------------------------------------------------------------------------------------------------
Windle B. Priem                  0               0                0             103,250                0                0
-----------------------------------------------------------------------------------------------------------------------------------
Peter L. Dunn                    0               0                0              80,500                0                0
-----------------------------------------------------------------------------------------------------------------------------------
Elizabeth S.C.S. Murray          0               0                0              65,250                0                0
-----------------------------------------------------------------------------------------------------------------------------------
Gary C. Hourihan                 0               0                0              43,500                0                0
===================================================================================================================================

NOTES TO OPTION EXERCISE TABLE:

/1/ This amount represents solely the difference between the closing price on April 30, 1999 of $11.9375 per share of the Company's Common Stock and the respective exercise prices of those unexercised options that had an exercise price below such market price (i.e., "in-the-money" options). No assumptions or representations regarding the "value" of such options are made or intended.

/2/ In February 1999 and April 1999, the Board proposed to authorize the grant of options to Mr. Ferry, but Mr. Ferry declined to accept such grants.

/2/ Mr. Boxberger resigned his positions as Chief Executive Officer, President, Director and a member of the Office of the Chief Executive in December 1998.


Certain Relationships and Related Transactions

Additional Redemption Amounts. In fiscal 1995, certain stockholders of the Company (the "Sellers"), at the request of the Company, agreed to have certain of their shares of Common Stock redeemed by the Company in a fixed redemption plan initiated by the Company (the "Redemption"). The Redemption required that any stockholder whose aggregate ownership of Common Stock, phantom units or stock appreciation rights exceeded a certain share level have a portion of his or her holdings redeemed. The Sellers agreed to the Redemption, which benefited the Company in achieving a more widely-held equity ownership.

The redemption price consisted of (i) a fixed amount of $1.82 per share, which represented the book value of a share of Common Stock as of the end of fiscal 1994, plus 10% of such fixed amount to reflect appreciation on the book value from the end of fiscal 1994 to the date of the redemption (the "Fixed Redemption Amount"), (ii) a contingent amount (the "Additional Redemption Amount") equal to the difference between (a) the Fixed Redemption Amount plus 8.5% accrued interest and (b) the public offering price per share of the Common Stock and
(iii) one share of Series A Preferred Stock for each 400 shares of Common Stock redeemed. The Fixed Redemption Amount consisted of 16 2/3% cash, with the balance in the form of a five-year promissory note. The aggregate Additional Redemption Amount is determined by multiplying the difference described under item (ii) above by the number of shares redeemed by the Company from each holder of redeemed shares. The Additional Redemption Amount was payable if the Company consummated an extraordinary transaction, such as a public offering of the Common Stock of the Company, at any time before December 31, 2004. The Additional Redemption Amount was paid upon consummation of the Company's initial public offering of its Common Stock (the "Offering").

The Series A Preferred Stock of the Company had a liquidation value of $1.82 per share plus cumulative unpaid dividends at 8.5% per annum until redemption. Shares of Series A Preferred Stock had voting rights equivalent to 400 shares of Common Stock for each share outstanding, except that holders of Series A Preferred Stock must vote in favor of certain transactions approved by holders of two-thirds or more of the shares of Common Stock of the Company. The Series A Preferred Stock was designed to give the Sellers the voting power necessary to protect their rights to receive payment on the promissory note issued in the Redemption and the Additional Redemption Amounts. The Company had the right to redeem all or any part of the outstanding Preferred Stock at the earlier of either (i) payment in full of all promissory notes of the Company issued in the Redemption or (ii) the approval of the holders of a majority of the shares of the Series A Preferred Stock. The Company has redeemed all of the outstanding Preferred Stock.

Simultaneously with the Redemption, certain holders of phantom units and stock appreciation rights (the "Rights Holders") agreed to terminate their phantom units and stock appreciation rights in return for payments corresponding to the Fixed Redemption Amounts and the Additional Redemption Amounts.

Because some of the proceeds from the Offering otherwise would have been used to pay the aggregate Additional Redemption Amount payable upon an initial public offering, each of the Sellers and the Rights Holders agreed to a negotiated discount (the "Negotiated Adjustment") from the Additional Redemption Amount they were originally entitled to receive upon the initial public offering. As a result, upon consummation of the Offering, the Sellers and the Rights Holders as a group received in the aggregate a payment of $29.1 million and the Company's stockholders' equity was reduced by the same amount. Mr. Priem, Chief Executive Officer, President and Director of the Company received a discounted payment of approximately $1.4 million. Mr. Ferry, the Chair of the Company's Board of Directors, received a discounted payment of approximately $9.3 million.

Termination of Stock Right Plan and Phantom Stock Plan. In contemplation of the Offering, each of the Stock Right Plan and Phantom Stock Plan was terminated and each previous participant in either the Stock Right Plan or Phantom Stock Plan (the "Participants") was offered the opportunity to receive a cash payment of $11.15 per phantom unit or stock appreciation right or receive shares of the Common Stock (the number of which was adjusted to reflect the 4-to-1 stock split) valued at the book value of a share of Common Stock as of April 30, 1998, which was approximately $2.79 per share after giving effect to the 4-to-1 stock split. The Company had 275,954 phantom units and 114,356 stock appreciation rights outstanding as of June 30, 1998, the effective date of the surrender, termination and cancellation of all the outstanding phantom units and stock appreciation rights of the Company. With the exception of one, all Participants, including Messrs. Dunn, Papayanopulos and Young, elected to receive shares of Common Stock in the conversion program and 1,551,008 shares were issued as of June 30, 1998.

Liquidity Schedule. In contemplation of the Offering, the Company also established a liquidity schedule (the "Liquidity Schedule") for its pre-Offering stockholders. Substantially all of the Company's pre-Offering stockholders agreed to be subject to the Liquidity Schedule. At the time of the Offering, the pre-Offering stockholders were allowed to sell up to 10% of their pre-Offering Common Stock holdings. From February 11, 1999 (the date of the Offering) to February 11, 2001 (the second anniversary of the Offering), all stockholders subject to the Liquidity Schedule are restricted from selling any of their pre-Offering Common Stock holdings. On February 11, 2001 or thereafter, the pre-Offering stockholders may sell up to 30% of their pre-Offering Common Stock holdings. On February 11, 2002 or thereafter, the pre-Offering stockholders may sell up to 50% of their pre-Offering Common Stock holdings, and on February 11, 2003, all restrictions will cease. Upon the death or permanent incapacity of the stockholder or a change in control of the Company, the Liquidity Schedule will cease to apply and all of the stockholder's Common Stock that is still subject to the Liquidity Schedule will become transferable.

Strategic Compensation Associates. The Company owned 47% of Strategic Compensation Associates ("SCA") during fiscal 1995 and 1996. During fiscal 1996, the Company paid approximately $131,000 for services to SCA. In fiscal 1996, the Company sold its entire membership interest in SCA and a portion of its capital account interest in SCA, pursuant to purchase agreements executed with other members of SCA who formed SCA LLC. The purchase agreements, as amended, provided for the members of SCA LLC, which includes Gary C. Hourihan, an elected executive officer of the Company, to purchase the Company's remaining capital account interest in six annual installments, with the last payment to be on December 31, 2001. In December 1998, the members of SCA LLC completed the transaction by making a cash payment to the Company of $2,487,985.

Resignation of Michael D. Boxberger. In December 1998, Michael D. Boxberger resigned from his positions as President, Chief Executive Officer, Director and a member of the Office of the Chief Executive of the Company. Mr. Boxberger and the Company have entered into the Settlement Agreement under which Mr. Boxberger will receive approximately $1.2 million payable over a 12-month period. In addition, Mr. Boxberger will continue to receive reimbursement for reasonable expenses, including office and secretarial support as well as medical and other benefits until the earlier to occur of December 3, 1999 or commencement of new employment. At the time of his resignation, Mr. Boxberger owned 393,256 shares of Common Stock. The Company repurchased 228,088 of those shares at book value, equal to $2.79 per share, pursuant to a Stock Repurchase Agreement between Mr. Boxberger and the Company. Mr. Boxberger retained the remaining 165,168 such shares with the right to sell such shares in accordance with the Liquidity Schedule.

Mr. Boxberger had loans outstanding with the Company which, as of December 3, 1998, amounted to an aggregate principal amount of $99,989. Such loans were repaid by Mr. Boxberger in full in February 1999. In addition, Mr. Boxberger and the Company were co-obligors on a promissory note in the principal amount of $1 million entered into by Mr. Boxberger for home loan purposes. The promissory note was secured by shares of Common Stock owned by Mr. Boxberger. The Company reimbursed Mr. Boxberger for interest on the promissory note until the sale of Mr. Boxberger's home. Mr. Boxberger sold the subject home in March 1999 and the $1 million promissory note was repaid in full as of April 22, 1999.

Performance Graph

The Securities and Exchange Commission (the "SEC") requires the Company to present a chart comparing the cumulative total stockholder return on its shares with the cumulative total stockholder return on (1) a broad equity market index and (2) a published industry index or a company-established peer group. The following graph compares the monthly percentage change in the Company's cumulative total stockholder return with the cumulative total return of the companies in the Standard & Poor's 500 Stock Index and a Peer Group constructed by the Company. Cumulative total return for each of the periods shown in the Performance Graph is measured assuming an initial investment of $100 on February 11, 1999, the date trading began in connection with the Offering, and the reinvestment of any dividends paid by any company in the Peer Group on the date the dividends were declared.

The Peer Group is comprised of publicly-traded companies which are engaged principally or in significant part in professional staffing and consulting. The returns of each company have been weighted according to their respective stock market capitalization at the beginning of each measurement period for purposes of arriving at a Peer Group average. The members of the Peer Group are Careerbuilder, Inc., Heidrick & Struggles International, Inc., LAI Worldwide, Inc. (formerly known as Lamalie Associates Inc.), Topjobs.net, Plc and TMP Worldwide, Inc.

The stock price performance depicted in this graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.

                     EDGAR REPRESENTATION OF DATA POINTS
                             USED IN PRINTED GRAPH


MEASUREMENT PERIOD
(FISCAL YEAR COVERED)                   KFI         S&P 500          PEER GROUP
---------------------                   --------    ---------        ----------
Measurement Pt- February 11, 1999       $14         $1254.04         $96.125
FYE February 1999                       $11.375     $1238.33         $105.125
FYE March 1999                          $13.125     $1286.37         $112.625
FYE April 1999                          $11.9375    $1335.18         $114.688
FYE May 1999                            $13.25      $1301.84         $88.750
FYE June 1999                           $17         $1372.71         $107.875

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all SEC filings of its officers, directors and ten percent stockholders complied with the requirements of Section 16 of the Exchange Act during fiscal 1999, based on a review of forms filed, or written notice that no annual forms were required, with the exception of (i) Mr. Ferry, Mr. Priem, Mr. Dunn, Ms. Murray, Mr. Hourihan, Mr. Buchanan-Barrow, Mr. Friar, Ms. Fukushima, Mr. Kingdom, Mr. Nider, Mr. Papayanopulos, Mr. Wellman, Mr. Kuan-Sing and Man Jit Singh (chief executive officer of Korn/Ferry International Futurestep, Inc.), each of whom did not timely file Form 5, and (ii) Donald E. Jordan, the Company's chief accounting officer, who did not timely file Form 3 and Form 5.

Annual Report to Stockholders

The Annual Report of the Company for fiscal 1999 was mailed to stockholders on ________, 1999. The Annual Report should not be viewed as part of these proxy solicitation materials. If any person who was a beneficial owner of Common Stock of the Company on the Record Date for the Annual Meeting desires additional information, a copy of the Company's Annual Report on Form 10-K, including the exhibits thereto, will be furnished upon written request. The request should identify the person requesting the Annual Report on Form 10-K as a stockholder of the Company as of August 2, 1999 and should be directed to Evelyn W. Y. Mak, Esq., Korn/Ferry International, 1800 Century Park East, Suite 900, California 90067. The Company's Annual Report on Form 10-K, including the exhibits thereto, is also available through the SEC's web site (http://www.sec.gov).

Submission of Stockholder Proposals for Consideration and Nominations of Persons for Election as Directors at the Annual Meeting

In order for business to be brought before the Annual Meeting by a stockholder, the stockholder must give notice of such business in writing to Peter L. Dunn, Esq., Vice Chair, General Counsel and Corporate Secretary, Korn/Ferry International, 1800 Century Park East, Suite 900, California 90067 by the tenth day after such stockholder first received notice of the date of the Annual Meeting.

With respect to Stockholder Proposals, such notice must set forth as to each matter the stockholder proposes to bring before the meeting: (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (2) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (3) the classes and number of shares of the corporation beneficially owned by the stockholder, (4) any material interest of the stockholder in such business, and (5) any other information that is required to be provided by the stockholder, in his or her capacity as a proponent of a stockholder proposal, pursuant to Regulation 14A under the Exchange Act.

A stockholder's notice of nomination of a person for election as director must set forth: (1) the name and address of the stockholder who intends to make the nomination and the address of the person or persons to be nominated, (2) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (3) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated by the Board of Directors, and (5) the consent of each nominee to serve as a director of the corporation if so elected.

Stockholder Proposals for Next Year's Annual Meeting

Notice of any stockholder proposal or nomination of a person for election as director that is intended by a stockholder to be included in the Company's proxy statement relating to its 2000 annual meeting of stockholders must be received by Peter L. Dunn, Esq., Vice Chair, General Counsel and Corporate Secretary, Korn/Ferry International, 1800 Century Park East, Suite 900, California 90067 by April 22, 2000.

A stockholder proposal submitted outside of the processes of Rule 14a-8 under the Exchange Act (i.e., a proposal to be presented at the next annual meeting of stockholders but not submitted for inclusion in the Company's proxy statement) will be considered untimely under the SEC's proxy rules (1) by July 1, 2000 if the Proposed Reincorporation has been completed or (2) by May 25, 2000 if the Proposed Reincorporation has not been completed.

Each notice of any stockholder proposal must comply with the Exchange Act, the rules and regulations thereunder, and the Company's Bylaws as in effect at the time of such notice.

By Order of the Board of Directors,


Peter L. Dunn
Vice Chair, General Counsel and
Corporate Secretary

August 20, 1999

                            YOUR VOTE IS IMPORTANT

                         PLEASE SIGN, DATE AND RETURN
                                YOUR PROXY CARD
                           IN THE ENVELOPE PROVIDED
                              AS SOON AS POSSIBLE

                                                                       EXHIBIT A

                         AGREEMENT AND PLAN OF MERGER

                                      of

                           KORN/FERRY INTERNATIONAL
                           (a Delaware Corporation)

                                      and

                           KORN/FERRY INTERNATIONAL
                          (a California Corporation)

          THIS AGREEMENT AND PLAN OF MERGER dated as of September ____, 1999 (this "Merger Agreement") is between Korn/Ferry International, a Delaware corporation ("KFY Delaware"), and Korn/Ferry International, a California corporation ("KFY California"). KFY Delaware and KFY California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. KFY California desires to merge with and into KFY Delaware and KFY Delaware desires to merge with KFY California, all upon the terms and subject to the conditions of this Merger Agreement.

     B. KFY Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 200,000,000 shares, 150,000,000 of which are designated "Common Stock," par value $0.01 per share, and 50,000,000 of which are designated "Preferred Stock," par value $0.01 per share. The Preferred Stock of KFY Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, _________ shares of Common Stock are issued and outstanding, all of which are held by KFY California, and no shares of Preferred Stock are issued and outstanding.

     C. KFY California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 200,000,000 shares, 150,000,000 of which are designated "Common Stock," no par value per share, and 50,000,000 of which are designated "Preferred Stock," no par value per share. The Preferred Stock of KFY California is undesignated as to series, rights, preferences, privileges or restrictions. As of September ____, 1999, ________ shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

     D. The Board of Directors of KFY California has determined that, for the purpose of effecting the reincorporation of KFY California in the State of Delaware, it is advisable and in the best interests of KFY California and its shareholders that KFY California merge with and into KFY Delaware upon the terms and conditions herein provided.

     E. The respective Boards of Directors of KFY Delaware and KFY California have approved this Merger Agreement and have directed that this Merger Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, KFY Delaware and KFY California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I
                                    MERGER

          1.1 MERGER. In accordance with the provisions of this Merger Agreement, the Delaware General Corporation Law and the California General Corporation Law, KFY California shall be merged with and into KFY Delaware (the "Merger"), the separate existence of KFY California shall cease and KFY Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. KFY Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be Korn/Ferry International.

          1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

          (a) This Merger Agreement and the Merger shall have been adopted and approved by the sole stockholder of KFY Delaware and the shareholders of KFY California, in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

          (b) All of the covenants and conditions precedent to the consummation of the Merger specified in this Merger Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

          1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of KFY California shall cease and KFY Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and KFY California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of KFY California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law,
(iv) shall continue to be subject to all of the debts, liabilities and obligations of KFY Delaware as constituted immediately prior to the Effective Date of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of KFY California in the same manner as if KFY Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                                  ARTICLE II
                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

          2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of KFY Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.2 BYLAWS. The Bylaws of KFY Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.3 DIRECTORS AND OFFICERS. The directors and officers of KFY California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                  ARTICLE III
                         MANNER OF CONVERSION OF STOCK

          3.1 KFY CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of KFY California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

          3.2 KFY CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES.

          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of KFY California. Each outstanding and unexercised option or other right to purchase or security convertible into KFY California Common Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of KFY California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such KFY California option, stock purchase right or convertible security at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into Preferred Stock of KFY California.

          (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of KFY California Common Stock so reserved immediately prior to the Effective Date of the Merger.

          3.3 KFY DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.01 per share, of KFY Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by KFY Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

          3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of KFY California Common Stock may, at such holder's option, surrender the same for cancellation to Chase Mellon Stockholder Services L.L.C., as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of KFY California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of KFY California Common Stock were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of KFY California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, and any additional legends agreed upon by the holder and the Surviving Corporation.

          If any certificate for shares of KFY Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to KFY Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of KFY Delaware that such tax has been paid or is not payable.

                                  ARTICLE IV
                                    GENERAL

          4.1 COVENANTS OF KFY DELAWARE. KFY Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of California Corporations Law;

          (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by KFY Delaware of all of the franchise tax liabilities of KFY California; and

          (c) take such other actions as may be required by the California General Corporation Law.

          4.2 FURTHER ASSURANCES. From time to time, as and when required by KFY Delaware or by its successors or assigns, there shall be executed and delivered on behalf of KFY California such deeds and other instruments, and there shall be taken or caused to be taken by KFY California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by KFY Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of KFY California and otherwise to carry out the purposes of this Merger Agreement , and the officers and directors of KFY Delaware are fully authorized in the name and on behalf of KFY California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either KFY California or KFY Delaware, or both, notwithstanding the approval of this Merger Agreement by either the shareholders of KFY California or the sole stockholder of KFY Delaware, or both.

          4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Merger Agreement by either the sole stockholder of KFY Delaware or the shareholders of KFY California shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effective immediately after the Merger or (iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

          4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware shall be [1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company] will be the registered agent of the Surviving Corporation at such address.

          4.6 AGREEMENT. Executed copies of this Merger Agreement will be on file at the principal place of business of the Surviving Corporation at 1800 Century Park East, Suite 900, Los Angeles, California 90067 and copies thereof will be furnished to any holder of any class or series of capital stock of either Constituent Corporation, upon request and without cost.

          4.7 GOVERNING LAW. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

          4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


                 [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, this Merger Agreement having first been approved by the resolutions of the Boards of Directors of Korn/Ferry International, a Delaware corporation, and Korn/Ferry International, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized as of the date first written above.


                              KORN/FERRY INTERNATIONAL
                              a Delaware corporation



                              By: ________________________________
                                  Windle B. Priem
                                  Chief Executive Officer,
                                  President and Director

ATTEST:



________________________________
Peter L. Dunn
Corporate Secretary

                              KORN/FERRY INTERNATIONAL
                              a California corporation



                              By: _________________________________
                                  Windle B. Priem
                                  Chief Executive Officer,
                                  President and Director

ATTEST:



________________________________
Peter L. Dunn
Corporate Secretary

                                                                       EXHIBIT B

                         CERTIFICATE OF INCORPORATION

                                      OF

                           KORN/FERRY INTERNATIONAL


          I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

                                Article I:  Name
                                ----------------

          The name of the corporation is Korn/Ferry International (the "Corporation").

                         Article II:  Registered Office
                         ------------------------------

          The address of the registered office of the Corporation in the State of Delaware is [1209 Orange Street, Wilmington, Delaware 19801, County of New Castle]. The name of its registered agent at such address is [Corporation Trust Company].

                             Article III:  Purpose
                             ---------------------

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                               Article IV:  Stock
                               ------------------

          Section 1.  Authorized Shares.  The total number of shares of all
                      -----------------
classes which the Corporation shall have the authority to issue shall be 200,000,000, which shall be divided into two classes, one to be designated "Common Stock," which shall consist of 150,000,000 authorized shares, $0.01 par value per share, and a second class to be designated as "Preferred Stock," which shall consist of 50,000,000 authorized shares, $0.01 par value per share.

          Section 2.  Preferred Stock of the Corporation.  The Preferred Stock
                      ----------------------------------
may be issued in one or more series, from time to time, each series to be appropriately designated by a distinguishing number, letter or title, prior to the issuance of any shares thereof.

          Section 3.  Authority of Board of Directors to Issue Stock.  Each
                      ----------------------------------------------
series of Preferred Stock shall consist of such number of shares and have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolutions or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the "Board of Directors"), and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

          The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting the series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (h) Any other relative rights, preferences and limitations of that series.

          Section 4.  No Preemptive or Preferential Rights.  No holders of
                      ------------------------------------
shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants to subscribe for such shares, or any rights to subscribe for, purchase or receive any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

                            Article V:  Incorporator
                            ------------------------

          The name and mailing address of the incorporator are as follows: Peter
L. Dunn, Korn/Ferry International, 1800 Century Park East, Suite 900, Los Angeles, California 90067.

                              Article VI:  Bylaws
                              -------------------

          In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise; provided, however, that the affirmative vote of 66 and 2/3 percent of the voting power of the capital stock of the Corporation entitled to vote thereon shall be required for stockholders to adopt, amend, alter or repeal any provision of the Bylaws of the Corporation.

                      Article VII:  Election of Directors
                      -----------------------------------

          Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                       Article VIII:  Number of Directors
                       ----------------------------------

          Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors providing the issuance of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the Board of Directors shall consist of not fewer than 8 nor more than 15 directors, the exact number of directors within such limits to be determined solely by the Board of Directors in the manner set forth in the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, shall be divided into three classes, as nearly equal in number as possible. The initial Class I, Class II and Class III Directors, or, if applicable, their respective successors by reason of merger of the Corporation with another corporation prior to the first annual meeting of the stockholders following the filing of this Certificate of Incorporation, shall serve for a term expiring at the first, second and third annual meetings of the stockholders following the filing of this Certificate of Incorporation, respectively. Each director in each of the initial classes of directors shall hold office until his or her successor is duly elected and qualified. At each annual meeting of the stockholders beginning with the first annual meeting of the stockholders following the filing of this Certificate of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.

                        Article IX:  Director Liability
                        -------------------------------

          A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                        Article X:  Removal of Directors
                        --------------------------------

          Any or all directors may be removed for cause if such removal is approved by the holders of a majority of the outstanding shares entitled to vote at an election of directors.

             Article XI:  Reservation of Rights by the Corporation
             -----------------------------------------------------

          The Corporation hereby reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this
Article XI.

                   Article XII:  Meetings of the Stockholders
                   ------------------------------------------

          Section 1.  Place of Meetings.  Meetings of the stockholders may be
                      -----------------
held within or without the State of Delaware, as the Bylaws of the Corporation may provide.

          Section 2.  Ability to Call Special Meetings.  Special meetings of the
                      --------------------------------
stockholders may be called only by the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer or the President of the Corporation, and may not be called by any other person or persons.

                    Article XIII:  Books of the Corporation
                    ---------------------------------------

          The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

       Article XIV:  Action by Written Consent of Stockholders Prohibited
       ------------------------------------------------------------------

          No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of the stockholders may be effected by written consent of the stockholders in lieu of a meeting of the stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 66 and 2/3 percent in voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article XIV.


               [Remainder of this page intentionally left blank]

          The undersigned Incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on July ___, 1999.



                              ___________________________
                              Peter L. Dunn
                              Incorporator

                                                                       EXHIBIT C

                                     BYLAWS

                                       of

                            KORN/FERRY INTERNATIONAL

                                   I N D E X
                                   ---------

ARTICLE I - OFFICES.

         Section 1.   REGISTERED OFFICE.....................................................................  1
         Section 2.   PRINCIPAL EXECUTIVE OFFICE............................................................  1
         Section 3.   OTHER OFFICES.........................................................................  1

ARTICLE II - STOCKHOLDERS.

         Section 1.   PLACE OF MEETINGS.....................................................................  1
         Section 2.   ANNUAL MEETINGS.......................................................................  1
         Section 3.   BUSINESS WHICH MAY BE CONDUCTED AT MEETINGS
                      OF THE STOCKHOLDERS...................................................................  2
         Section 4.   SPECIAL MEETINGS......................................................................  4
         Section 5.   NOTICE OF ANNUAL OR SPECIAL MEETINGS..................................................  5
         Section 6.   QUORUM-- REQUIRED VOTES...............................................................  5
         Section 7.   ADJOURNED MEETINGS AND NOTICE THEREOF.................................................  5
         Section 8.   VOTING................................................................................  6
         Section 9.   RECORD DATE...........................................................................  7
         Section 10.  CONSENT OF ABSENTEES..................................................................  8
         Section 11.  PROXIES...............................................................................  8
         Section 12.  INSPECTORS OF ELECTION................................................................  9
         Section 13.  CONDUCT OF MEETING....................................................................  9
         Section 14.  LIST OF STOCKHOLDERS ENTITLED TO VOTE................................................  10
         Section 15.  CONSENT OF STOCKHOLDERS IN LIEU OF MEETING...........................................  10

ARTICLE III - DIRECTORS.

         Section 1.   POWERS...............................................................................  12
         Section 2.   NUMBER OF DIRECTORS..................................................................  13
         Section 3.   NOMINATION, ELECTION, QUALIFICATION AND TERM OF OFFICE...............................  13
         Section 4.   VACANCIES............................................................................  14
         Section 5.   PLACE OF MEETING.....................................................................  14
         Section 6.   REGULAR MEETINGS.....................................................................  15
         Section 7.   SPECIAL MEETINGS.....................................................................  15
         Section 8.   QUORUM...............................................................................  15
         Section 9.   PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT................................  16
         Section 10.  WAIVER OF NOTICE.....................................................................  16
         Section 11.  ADJOURNMENT..........................................................................  17
         Section 12.  FEES AND COMPENSATION................................................................  17
         Section 13.  ACTION WITHOUT MEETING...............................................................  17
         Section 14.  RIGHTS OF INSPECTION.................................................................  17
         Section 15.  COMMITTEES...........................................................................  17
         Section 16.  STANDING COMMITTEES..................................................................  18


ARTICLE IV - OFFICERS.

         Section 1.  OFFICERS.....................................................   19
         Section 2.  ELECTION OR APPOINTMENT......................................   20
         Section 3.  ELECTED SENIOR OFFICERS......................................   20
         Section 4.  REMOVAL AND RESIGNATION......................................   21
         Section 5.  VACANCIES....................................................   21

ARTICLE V - OTHER PROVISIONS.

         Section 1.  INSPECTION OF CORPORATE RECORDS..............................   22
         Section 2.  INSPECTION OF BYLAWS.........................................   22
         Section 3.  ENDORSEMENT OF DOCUMENTS; CONTRACTS..........................   22
         Section 4.  CERTIFICATES OF STOCK........................................   23
         Section 5.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS...............   23
         Section 6.  STOCK PURCHASE PLANS.........................................   24
         Section 7.  ELECTION OF FISCAL YEAR......................................   24
         Section 8.  CONSTRUCTION AND DEFINITIONS.................................   24
         Section 9.  AMENDMENTS...................................................   24
         Section 10. LOANS TO OFFICERS AND OTHER EMPLOYEES........................   24
         Section 11. EMERGENCY BYLAWS.............................................   25

ARTICLE VI - INDEMNIFICATION.

         Section 1.  RIGHT TO INDEMNIFICATION.....................................   26
         Section 2.  PREPAYMENT OF EXPENSES.......................................   26
         Section 3.  CLAIMS.......................................................   26
         Section 4.  NON-EXCLUSIVITY OF RIGHTS....................................   27
         Section 5.  OTHER SOURCES................................................   27
         Section 6.  AMENDMENT OR REPEAL..........................................   27
         Section 7.  OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES.............   27

                                     BYLAWS

                           for the regulation, except
                      as otherwise provided by statute or
                       its Certificate of Incorporation,

                                       of

                            KORN/FERRY INTERNATIONAL



                             ARTICLE I.   OFFICES.
                                          -------

          Section 1.  REGISTERED OFFICE.

          The registered office of the corporation in the State of Delaware shall be fixed in the Certificate of Incorporation of the corporation.

          Section 2.  PRINCIPAL EXECUTIVE OFFICE.

          The corporation's principal executive office shall be fixed and located at such place, either within or without the State of Delaware, as the Board of Directors of the corporation (the "Board") shall determine. The Board is granted full power and authority to change said principal executive office from one location to another.

          Section 3.  OTHER OFFICES.

          The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or the business of the corporation may from time to time require.

                         ARTICLE II.  STOCKHOLDERS.
                                      ------------

          Section 1.  PLACE OF MEETINGS.

          Meetings of the stockholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of Delaware as may be designated by the Board and filed with the Secretary of the corporation.

          Section 2.  ANNUAL MEETINGS.

          The annual meetings of the stockholders shall be held at such time, date and place, either within or without the State of Delaware, as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

          Section 3. BUSINESS WHICH MAY BE CONDUCTED AT MEETINGS OF THE STOCKHOLDERS.

          (a) Annual Meetings of the Stockholders.
              -----------------------------------

              (i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders only (A) pursuant to the corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 3 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.

              (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 3, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business or nomination, and (4) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

           (iii) Notwithstanding anything in the second sentence of paragraph
     (a)(ii) of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of the corporation at the annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

       (b) Special Meetings of the Stockholders.  Only such business shall be
           ------------------------------------
conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of the stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 3 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 3. In the event the corporation calls a special meeting of the stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 3 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

          (c)  General.
               -------

               (i) Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to be elected at an annual or special meeting of the stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3. Except as otherwise provided by law, the Chair of the Board, as chair of the meeting, shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this
     Section 3 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this Section 3) and (B) if any proposed nomination or business was not made or proposed in compliance with the Section 3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

               (ii) For purposes of this Section 3, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (iii) Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation of the corporation.

          Section 4.  SPECIAL MEETINGS.

          Special meetings of the stockholders may be called only by the Board, the Chair of the Board, the Chief Executive Officer or the President, and may not be called by any other person or persons. Upon written request delivered to the Secretary of the corporation by any person or persons (other than the Board) entitled to call a special meeting of the stockholders, the Secretary shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at the time requested by the person or persons calling the meeting. If notice of a special meeting of the stockholders is not given within 20 days after the Secretary's receipt of the request, the person or persons entitled to call the meeting may give the notice. Subject to the provisions of applicable law, only such business shall be considered at a special meeting of the stockholders as shall have been stated in the notice for such meeting.

          Section 5.  NOTICE OF ANNUAL OR SPECIAL MEETINGS.

          (a) Time Periods.  Written notice of each annual or special meeting of
              ------------
the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and (i) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders (but, subject to Section 3 of this Article II and the provisions of applicable law, any other matters properly brought may be presented at the meeting for action) or (ii) in the case of a special meeting, the purpose or purposes for which the meeting was called. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

          (b) Method.  Notice of a stockholders' meeting shall be given: (i) in
              ------
writing or (ii) by United States mail, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice.

          Notice by mail shall be deemed to have been given at the time written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient, delivered to a common carrier for transmission or actually transmitted by the person giving the notice by electronic means to the recipient.

          Section 6.  QUORUM -- REQUIRED VOTES.

          Except as otherwise provided by law, the Certificate of Incorporation of the corporation or these bylaws, at each meeting of the stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 7 of this
Article II until a quorum shall attend.

          Section 7.  ADJOURNED MEETINGS AND NOTICE THEREOF.

          Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 8.  VOTING.

          The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only those persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with
Section 9 of this Article II.

          Voting at meetings of the stockholders need not be by written ballot. At all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation of the corporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation or as otherwise provided by law or pursuant to any regulation applicable to the corporation, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

          Voting shall in all cases be subject to the following provisions:

          (a) The stockholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

          (b) Shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trust may be voted by the trustee of such trust, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trust without a transfer of such shares into the trust's name.

          (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

          (d) Except where otherwise agreed in writing between the parties, a stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (e) Shares standing in the name of a minor may be voted by, and the corporation may treat all rights incident thereto as exercisable by, the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minor's actual age, unless a guardian of the minor's property has been appointed and written notice of such appointment has been given to the corporation.

          (f) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder of such other corporation as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chair of the board of directors, president or any vice president of such other corporation, or by any other person authorized to do so by the chair of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

          (g) Shares of the corporation owned by its subsidiaries shall not be entitled to vote on any matter.

          (h) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

               (i)   If only one votes, such act binds all;

               (ii) If more than one vote, the act of the majority so voting binds all; or

               (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this Section 8 shall be a majority or even split in interest.

          Section 9.  RECORD DATE.

          In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board and (c) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the

Board is required by law or the Certificate of Incorporation of the corporation, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law or the Certificate of Incorporation of the corporation, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          Section 10.  CONSENT OF ABSENTEES.

          The transactions of any meeting of the stockholders, however called and noticed, and wherever held, are as valid as though conducted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the General Corporation Law of the State of Delaware to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in the General Corporation Law of the State of Delaware.

          Section 11.  PROXIES.

          Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

          A proxy or consent validly delivered to the corporation shall mean any written authorization which is signed by the person executing the proxy, as well as any electronic transmission (to include without limitation transmissions by facsimile and by computer messaging systems), which is authorized by a stockholder or the stockholder's attorney in fact, which gives another person or persons power to vote with respect to the shares of such stockholder. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 11 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

          Section 12.  INSPECTORS OF ELECTION.

          (a) Appointment of Inspectors.  In advance of any meeting of the
              -------------------------
stockholders, the Board shall appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chair of the Board presiding at any such meeting may, and on the request of any stockholder or stockholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders' proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

          (b) Duties of Inspectors.  The duties of such inspectors shall
              --------------------
include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors, the decision, act or certificate of a majority is in all respects the decision, act or certificate of all.

          Section 13.  CONDUCT OF MEETING.

          The Chair of the Board shall preside at all meetings of the stockholders. The Chair shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chair's rulings on procedural matters shall be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made to the stockholders holding shares entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the Chair shall have all of the powers usually vested in the chair of a meeting of stockholders.

          Section 14.  LIST OF STOCKHOLDERS ENTITLED TO VOTE.

          The Secretary of the corporation shall prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, such directors shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

          Section 15.  CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

          (a) Any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders duly called in accordance with the Certificate of Incorporation of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting for the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

          (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in paragraph (c) of this Section 15.

          (c) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with paragraphs (a) and
(b) of this Section 15. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

          (d) Within 5 business days after receipt of the earliest dated consent delivered to the corporation in the manner provided in this Section 15, the corporation, shall retain nationally recognized independent inspectors of elections for the purposes of performing a ministerial review of the validity of consents and any revocations thereof. The cost of retaining inspectors of election shall be borne by the corporation.

          (e) At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders of the corporation's registered office in the State of Delaware or principal place of business or to the Secretary of the corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate. In the event that delivery shall be made to the corporation's registered office in Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested. Upon receipt of such consents, the corporation shall cause the consents to be delivered promptly to the inspectors of election. The corporation also shall deliver promptly to the inspectors of election any revocations of consents in its possession, custody or control as of the time of receipt of the consents.

          (f) As promptly as practicable after the consents and revocations are received by them, the inspectors of election shall issue a preliminary report to the corporation stating: (i) the number of shares represented by valid and unrevoked consents; (ii) the number of shares represented by invalid consents;
(iii) the number of shares represented by invalid revocations and (iv) the number of shares entitled to submit consents as of the record date. Unless the corporation and the soliciting stockholders agree to a shorter or longer period, the corporation and the soliciting stockholders shall have 5 [business] days to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report. If no timely written notice of an intention to challenge the preliminary report is received, the inspectors shall certify the preliminary report (as corrected or modified by virtue or the detection by the inspectors of clerical errors) as their final report and deliver it to the corporation. If the corporation or the soliciting stockholders give timely written notice of an intention to challenge the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall issue as promptly as practicable their final report and deliver it to the corporation. A copy of the final report shall be included in the book in which the proceedings of meetings of the stockholders are required.

          (g) The corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent.

          (h) This Section 15 shall in no way impair or diminish the right of any stockholder or director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any other action with respect thereto.

                           ARTICLE III.  DIRECTORS.
                                         ---------

          Section 1.  POWERS.

          Subject to limitations of the Certificate of Incorporation of the corporation, of these bylaws and of the General Corporation Law of the State of Delaware relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed by or under the direction of the Board and it shall have the final authority in matters of strategy and policy matters for the corporation.

          The Board may delegate management duties for the operation of the business of the corporation to those persons to whom authority is properly delegated by the Board, including officers of the company, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these bylaws:

          (a) To select and remove all the other officers (in accordance with the provisions of these bylaws), agents and employees of the corporation; prescribe the powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation of the corporation or these bylaws; fix their compensation and require from them an affidavit providing for the good faith exercise of their duties only in the best interests of the corporation.

          (b) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation of the corporation or these bylaws, as they may deem best.

          (c) To adopt, alter, amend and repeal these bylaws from time to time as they may deem best.

          (d) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as they may deem best.

          (e) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

          (f) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          Section 2.  NUMBER OF DIRECTORS.

          The authorized number of directors shall be as set forth in the Certificate of Incorporation of the corporation. The Board shall fix the exact number of directors by resolution duly adopted by the Board.

          Section 3.  NOMINATION, ELECTION, QUALIFICATION AND TERM OF OFFICE.

          (a) Eligibility for Election as Director.  Only persons who are
              ------------------------------------
nominated by, or at the direction of the Board or the Chair of the Board, or by a stockholder who has given timely written notice to the Secretary of the corporation in accordance with Section 3 of Article II of these bylaws, will be eligible for election as directors of the corporation.

          (b) Meetings at which Directors May Be Elected.  The directors shall
              ------------------------------------------
be elected at each annual meeting of the stockholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of the stockholders called for that purpose.

          (c) Classes of the Board of Directors.  The Board shall be divided
              ---------------------------------
into three classes in accordance with the provisions of the Certificate of Incorporation of the corporation.

          (d) Qualified Directors.  For a person to be qualified to serve as a
              -------------------
director of the corporation, such person need not be an employee or stockholder of the corporation during his or her directorship.

          (e) Length of Term for Directors.  At each annual meeting of the
              ----------------------------
stockholders beginning with the first annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

          (f) Removal of Directors.  Any director, or the entire Board, may be
              --------------------
removed only for cause, by the affirmative vote of a majority of the shares then entitled to vote at the election of directors.

          Section 4.  VACANCIES.

          Any director may resign, to be effective upon giving written notice to the Board or to the Chair of the Board, President or Secretary of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

          Any newly-created directorship resulting from an increase in the authorized number of directors or any vacancies in the Board occurring by reason of death, resignation, retirement, disqualification or removal may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting at which the class of which he is a member becomes subject to re-election and until such director's successor has been elected and qualified.

          A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the stockholders fail, at any annual or special meeting of the stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

          The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

          Section 5.  PLACE OF MEETING.

          Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

          Section 6.  REGULAR MEETINGS.

          Following each annual meeting of the stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.

          Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board. Call and notice of all regular meetings of the Board are hereby dispensed with.

          Section 7.  SPECIAL MEETINGS.

          Special meetings of the Board for any purpose or purposes may be called at any time by the Chair, the Chief Executive Officer, any Vice Chair, the President, the Secretary of the corporation or by any two directors.

          Special meetings of the Board shall be held upon four days' written notice or at least twenty-four hours' notice given personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means of communication. Any written notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

          Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

          Section 8.  QUORUM.

          A majority of the whole Board constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section 11 of this
Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Certificate of Incorporation of the corporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

          Section 9.  PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT.

          (a)  Participation by Conference Telephone.  Members of the Board, or
               -------------------------------------
any committee thereof, may participate in a meeting through the use of conference telephones. Participation in such a meeting shall constitute presence in person at that meeting as long as all members participating in such meeting are able to hear one another.

          (b)  Participation by Electronic Video Screen Equipment or Other
               -----------------------------------------------------------
Similar Communications Equipment.  Members of the Board may participate in a
--------------------------------
meeting through the use of electronic video screen equipment or other similar communications equipment. Participation in such a meeting shall constitute presence in person at that meeting by a member of the Board if all of the following apply:

               (i) each member participating in the meeting can communicate with all of the other members concurrently;

               (ii) each member is provided the means of participating in all matters before the Board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation; and

               (iii) the corporation adopts and implements some means of verifying both of the following: (x) a person participating in the meeting is a director or other person entitled to participate in the Board meeting, and (y) all actions of, or votes by, the Board are taken or cast only by the directors and not by persons who are not directors.

          Section 10.  WAIVER OF NOTICE.

          Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 11.  ADJOURNMENT.

          A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of an adjourned meeting need not be given to absent directors if the time and place has been fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the commencement of the adjourned meeting to the directors who were not present at the time of the adjournment.

          Section 12.  FEES AND COMPENSATION.

          Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board. The corporation shall not compensate directors or committee members who are also employees of the corporation.

          Section 13.  ACTION WITHOUT MEETING.

          Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

          Section 14.  RIGHTS OF INSPECTION.

          Every director shall have the right at any reasonable time to examine the corporation's stock ledger, a list of the stockholders of the corporation and the corporation's other books and records for any purpose reasonably related to such director's position as a director and to make copies or extracts therefrom. Such inspection by a director may be made in person or by such director's agent or attorney.

          Section 15.  COMMITTEES.

          The Board may appoint one or more committees, each consisting of one or more directors, and delegate to such committees any of the powers and authority of the Board, except no such committee shall have power or authority in reference to the following:

          (a) Approving, adopting or recommending to the stockholders any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to the stockholders for approval; or

          (b) Adopting, altering, amending or repealing these bylaws or any of them.

          Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the whole Board and any such committee may be designated an Executive Committee or by such other name as the Board shall specify. Alternate members of a committee may replace any absent member at any meeting of the committee. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other action of any such committee shall be governed by the provisions of this Article III applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

          Section 16.  STANDING COMMITTEES.

          The Board may have the following standing committees: Audit, Executive, Nominating and Compensation.

          (a) Audit Committee.  The Audit Committee shall be responsible for
              ---------------
reviewing the activities of the corporation to ensure that such activities are being conducted within the boundaries of corporate policy and appropriate regulatory and legal requirements and for ensuring the integrity of financial information supplied to the stockholders. The Audit Committee also shall make recommendations to the Board after consultation with the Chief Financial Officer as to the selection of independent public accountants to examine the consolidated financial statements of the corporation and its subsidiaries. The Audit Committee also shall discuss with the independent public accountants the scope of their examination, recommend supplemental audit reviews or audit steps as deemed desirable, and review the accounting policies of the corporation. The Audit Committee also shall be available to receive reports, suggestions, questions and recommendations from the independent public accountants, the Chief Financial Officer and the General Counsel. It also shall confer with those parties in order to assure the sufficiency and effectiveness of the programs being followed by corporate officers in the area of compliance with the law and conflicts of interest.

          (b) Executive Committee of the Board.  The Executive Committee of the
              --------------------------------
Board shall have all of the authority of the Board, except with respect to the approval of any action which requires stockholder approval under the General Corporation Law of the State of Delaware.

          (c) Nominating Committee.  The Nominating Committee shall recommend to
              --------------------
the Board criteria for the selection of candidates to serve on the Board, evaluate all proposed candidates, recommend to the Board nominees to fill vacancies on the Board, and prior to the annual meeting of the stockholders recommend to the Board a slate of nominees for election to the Board by the stockholders of the Corporation at the annual meeting. In carrying out its duties, the committee shall seek possible candidates for the Board and otherwise aid in attracting qualified candidates to the Board. The committee shall be available to the Chair or President and other members of the Board for consultation concerning candidates for the Board. The committee shall periodically review, assess and make recommendations to the Board with regard to the size and composition of the Board. The committee shall have all additional powers necessary to carry out its responsibilities and such other duties as may be assigned by the Board from time to time.

          The Nominating Committee also shall have the authority to administer a self-appraisal process by members of the Board and make a report thereon to the Board, from time to time, or as designated by the Board.

          (d) Compensation Committee.  The Compensation Committee shall have the
              ----------------------
responsibility for the compensation of the senior executives of the Corporation including salaries and benefits. In carrying out its duties, the committee shall review and approve overall executive compensation programs which are market competitive for the officers of the Corporation, and shall review the specific salaries of Executive Vice Presidents and senior vice presidents subject to the ratification of the salary programs established for the Chair and the Chief Executive Officer of the Corporation by the Board acting as a whole. The committee shall also review and make recommendations to the Board with respect to the Corporation's overall compensation program for directors and officers, including salaries, employee benefit plans, stock options granted, equity incentive plans and payment of bonuses. The committee shall also have all additional powers necessary to carry out its responsibilities and such other duties as may be assigned by the Board from time to time.

                           ARTICLE IV.  OFFICERS.
                                        --------

          Section 1.  OFFICERS.

          The senior officers of the corporation shall be a Chair of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer and a Secretary. The corporation may also have, at the discretion of the Board, a President, a Chief Administrative Officer, one or more Vice Chairs of the Board, one or more Vice Presidents, one or more Assistant Secretaries, Treasurers, Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 2 of this Article IV.

          Section 2.  ELECTION OR APPOINTMENT.

          The senior officers of the corporation shall be elected by the Board on an annual basis. In addition, other officers may be elected or appointed in accordance with the provisions of Section 5 of this Article IV. All officers, whether elected or appointed, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

          The Board may elect, and may empower the Chair or the Chief Executive Officer to appoint, such other subordinate officers as the business of the corporation may require, each of whom shall hold office for such period and shall have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

          Section 3.  ELECTED SENIOR OFFICERS.

          The elected senior officers of the corporation shall have those positions and those duties named below in this Section 3. Further, in each case, the named officer also shall have the general powers and duties of governance or management usually vested in that office and such other powers and duties as may be prescribed by the Board.

          In the case of the Chair of the Board, the Chair shall, if present, preside at all meetings of the Board and shall preside at all meetings of the stockholders. The Chair of the Board has the general powers and duties of management usually vested in the office of chair of the board of a corporation and such other powers and duties as may be prescribed by the Board. The Chief Executive Officer shall be the senior executive officer of the corporation. The President has the general powers and duties of management of the corporation. The Chief Operating Officer shall have the general powers and duties to carry out general administrative and financial management of the corporation. The Board also may elect one or more Vice Chairs of the Board who, in the absence of the Chair, will assume the duties of that position.

          In the absence or disability of the Chief Executive Officer, the President, the Chief Operating Officer, the Vice Chair, or any Executive Vice President designated by the Board, shall perform all the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

          The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of these bylaws of the corporation at the principal executive office or such other place as the Board may order.

          The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one has been appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

          The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

          The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chair of the Board, the Chief Executive Officer, the President and the directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

          Section 4.  REMOVAL AND RESIGNATION.

          Any officer elected by the Board may be removed only by the Board, either with or without cause, at any time. In the case of an officer not elected by the Board, such an officer may be removed by another officer upon whom such power of removal may be conferred by the Board. Any removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

          Any officer may resign at any time by giving written notice to the corporation, subject to the rights of the corporation under any contract between the corporation and the officer. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5.  VACANCIES.

          A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular election or appointment to such office.

                        ARTICLE V.     OTHER PROVISIONS.
                        -----------    ----------------

          Section 1.  INSPECTION OF CORPORATE RECORDS.

          Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal executive office.

          Section 2.  INSPECTION OF BYLAWS.

          The corporation shall keep in its principal executive office in the State of California, or if its principal executive office is not in such State at its principal business office in such State, the original or a copy of these bylaws as amended to date, which shall be open to inspection by stockholders at all reasonable times during office hours. If the principal executive office of the corporation is located outside the State of California and the corporation has no principal business office in such state, it shall upon the written request of any stockholder furnish to such stockholder a copy of these bylaws as amended to date.

          Section 3.  ENDORSEMENT OF DOCUMENTS; CONTRACTS.

          Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereat executed or entered into between the corporation and any other person, when signed by the Chair of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Vice Chair, an Executive Vice President, or any senior vice president and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

          Section 4.  CERTIFICATES OF STOCK.

          Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chair of the Board, the President, the Vice Chair and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

          Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

          Except as provided in this Section 4, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

          The Company shall not register the transfer of any securities issued in reliance on Regulation S promulgated under the Securities Act of 1933, as amended, unless the Company has received such assurances as it may reasonably request that the transfer of such securities was made in accordance with the provisions of such Regulation S.

          Section 5.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

          The Chair of the Board or any other officer or officers authorized by the Board or the Chair of the Board are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

          Section 6.  STOCK PURCHASE PLANS.

          The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

          Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

          Section 7.  ELECTION OF FISCAL YEAR.

          Upon the election of the Board, the Board may authorize the change of the current Fiscal Year of the Corporation to begin on January 1 of each year and end on December 31 of each subsequent year.

          Section 8.  CONSTRUCTION AND DEFINITIONS.

          Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law of the State of Delaware shall govern the construction of these bylaws.

          Section 9.  AMENDMENTS.

          These bylaws may be altered, amended or repealed either by the approval of 66 and 2/3 percent of the outstanding shares of the corporation entitled to vote on such action or, subject to the provisions of the General Corporation Law of the State of Delaware, by the approval of the Board.

          Section 10.  LOANS TO OFFICERS AND OTHER EMPLOYEES.

          The corporation may lend money to, guarantee any obligation of or otherwise assist any officer or other employee of the corporation or of any of its subsidiaries, including any officer or employee who is director of the corporation or any of its subsidiaries, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the corporation.

          Section 11.  EMERGENCY BYLAWS.

          (a) The Board may adopt emergency bylaws, subject to repeal or change by action of the stockholders, which shall, notwithstanding any different provision in the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the corporation or these bylaws, be operative during any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of the Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency, including provisions that:

               (1) A meeting of the Board or a committee thereof may be called by any officer or director in such manner and under such conditions as shall be prescribed in the emergency bylaws;

               (2) The director or directors in attendance at the meeting, or any greater number fixed by the emergency bylaws, shall constitute a quorum; and

               (3) The officers or other persons designated on a list approved by the Board before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the emergency bylaws or in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board, be deemed directors for such meeting.

          (b) The Board, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

          (c) The Board, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

          (d) No officer, director or employee acting in accordance with any emergency bylaws shall be liable except for willful misconduct.

          (e) To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any emergency and upon its termination the emergency bylaws shall cease to be operative.

          (f) Unless otherwise provided in emergency bylaws, notice of any meeting of the Board during such an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

          (g) To the extent required to constitute a quorum at any meeting of the Board during such an emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

          (h) Nothing contained in this Section 11 shall be deemed exclusive of any other provisions for emergency powers consistent with the General Corporation Law of the State of Delaware.

                        ARTICLE VI.    INDEMNIFICATION.
                        ------------   ---------------

          Section 1.  RIGHT TO INDEMNIFICATION.

          The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VI, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

          Section 2.  PREPAYMENT OF EXPENSES.

          The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such
             --------  -------
payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

          Section 3.  CLAIMS.

          If a claim for indemnification of advancement of expenses under this
Article VI is not paid in full within 60 days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

          Section 4.  NON-EXCLUSIVITY OF RIGHTS.

          The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation of the corporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

          Section 5.  OTHER SOURCES.

          The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

          Section 6.  AMENDMENT OR REPEAL.

          Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

          Section 7.  OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES.

          This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                       CERTIFICATE OF ADOPTION OF BYLAWS
                                       OF
                            KORN/FERRY INTERNATIONAL
                            ADOPTION BY INCORPORATOR

          The undersigned person appointed in the Certificate of Incorporation as the Incorporator of Korn/Ferry International hereby adopts the foregoing bylaws, comprising twenty-seven (27) pages, as the Bylaws of the corporation.

          Executed this _____ day of ______________, 1999.


                                __________________________________
                                Peter L. Dunn
                                Incorporator

              CERTIFICATE BY SECRETARY OF ADOPTION BY INCORPORATOR

          The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Korn/Ferry International and that the foregoing Bylaws, comprising twenty-seven (27) pages, were adopted as the Bylaws of the corporation on _______________, 1999, by the person appointed in the Certificate of Incorporation as the Incorporator of the corporation.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this _____ day of ______________, 1999.


                                __________________________________
                                Peter L. Dunn
                                Corporate Secretary

                                                                    [Proxy Card]


                [LOGO OF KORN/FERRY INTERNATIONAL APPEARS HERE]


        Annual Meeting of Stockholders to be held on September 22, 1999

        This proxy is solicited on behalf of the Board of Directors of
                           Korn/Ferry International

The undersigned hereby appoints Peter L. Dunn and Elizabeth S.C.S. Murray, and each of them, proxyholders, each with full power of substitution to vote for the undersigned at the Annual Meeting of Stockholders of Korn/Ferry International to be held on September 22, 1999, and at any adjournments thereof, with respect to the following matters, which were more fully described in the Proxy Statement dated August 20, 1999, receipt of which is hereby acknowledged by the undersigned.

This proxy will be voted as directed. Unless otherwise directed, this proxy will be voted (1) FOR the election of the twelve director nominees, (2) FOR the reincorporation of the Company in Delaware and (3) FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 2000.

               Important - This proxy must be signed and dated.

                              [See Reverse Side]

_______________shares of common stock


The Board recommends that you vote FOR all of the nominees on Proposal 1, FOR Proposal 2 and FOR Proposal 3. Please indicate your choice below with respect to each Proposal. Please mark your choices like this: /X/

(1) The election of the nominees for director specified in the Proxy Statement to their respective classes on the Board of Directors.

          FOR all nominees listed below (except as      WITHHOLD AUTHORITY to vote for all
          marked to the contrary).                      nominees listed below.
          / /                                           / /

          Paul Buchanan-Barrow, Manuel A. Papayanopulos, Windle B. Priem and Michael A. Wellman as Directors for Class 2000;

          Richard M. Ferry, Timothy K. Friar, Sakie Fukushima and Scott E. Kingdom as Directors for Class 2001; and

          Frank V. Cahouet, Peter L. Dunn, Charles D. Miller and Gerhard Schulmeyer as Directors for Class 2002.

     (To withhold authority to vote for any individual nominee, strike through his/her name listed above and initial such strike through.)

(2)  The reincorporation of the Company in Delaware.

                                   FOR        AGAINST      ABSTAIN
                                   / /        / /          / /

(3) The ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 2000.

                                   FOR        AGAINST      ABSTAIN
                                   / /        / /          / /

(4) Any other matters as may properly come before the meeting or any adjournment thereof. As to these other matters, the undersigned hereby confers discretionary authority.

If you plan to attend the annual meeting, please check here: / /

Dated: ________________________, 1999

_____________________________________
(Please print name)


_____________________________________        __________________________________
(Signature of holder of Common Stock)        (Additional signature if held
                                             jointly)

NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees and guardians should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by an authorized person. Please mark, sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

                                       2